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                          COMPANY SECURITY AGREEMENT

     This Company Security Agreement dated as of [DATE], 1998 (this "AGREEMENT"), is made by Mercury Finance Company, a Delaware corporation (the "COMPANY"), in favor of [NAME OF TRUSTEE], as trustee for the Holders under the Indenture described below (in such capacity, the "TRUSTEE").

                            PRELIMINARY STATEMENTS:

     1. The Company is a party to the Indenture of even date with this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), with the Trustee, under which the Company will issue its senior secured notes to the holders thereof and their successors and assigns.

     2. It is a condition precedent to the issuance of the senior secured notes that the Company enter into this Agreement and grant to the Trustee, for the benefit of itself and the holders of such senior secured notes the security interests provided in this Agreement to secure the obligations of the Company described below.

                                  AGREEMENT:

     In consideration of the mutual agreements, provisions, covenants and for other valuable consideration, the sufficiency of which is acknowledged, the Company agrees as follows:

     SECTION 1.  DEFINITIONS; INTERPRETATION

     1.1 TERMS DEFINED IN THE INDENTURE. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement and not otherwise defined have the meanings given to such terms from time to time in the Indenture.

     1.2 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

          "ACCOUNTS" means any and all "accounts," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by the Company, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to the Company arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

          "AGREEMENT" has the meaning set forth in the PREAMBLE.

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          "BOOKS" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Company in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including (i) ledgers, (ii) records indicating, summarizing, or evidencing the Company's assets (including Inventory and Rights to Payment), business operations or financial condition, (iii) computer programs and software, (iv) computer discs, tapes, files, manuals, spreadsheets, (v) computer printouts and output of whatever kind, (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Company and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Company's books or records or with credit reporting, including with regard to the Company's Accounts.

          "CHATTEL PAPER" means any "chattel paper," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by the Company.

          "COLLATERAL" has the meaning specified in SECTION 2.1.

          "COMPANY" has the meaning set forth in the PREAMBLE.

          "DEPOSIT ACCOUNT" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of the Company with a bank, savings and loan association, credit union or like organization and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

          "DOCUMENTS" means any and all "documents," as such term is defined in the UCC, including without limitation all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of the Company, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are tangible portions of an identified mass, including such documents of title made available to the Company for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

          "EQUIPMENT" means all "equipment," as such term is defined in the UCC, whether now existing or hereafter acquired by the Company in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which the Company now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts,


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     accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

          "FINANCING STATEMENTS" has the meaning specified in SECTION 3.

          "FIXTURES" shall mean any "fixtures" as such term is defined in the UCC, whether now owned or hereafter acquired by the Company.

          "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by the Company, and in any event includes (i) all tax and other refunds, rebates or credits of every kind and nature to which the Company is now or hereafter may become entitled, (ii) all goodwill, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising, (iii) all Intellectual Property Collateral, (iv) all uncertificated securities and interests in limited and general partnerships and limited liability companies, (v) all rights of stoppage in transit, replevin and reclamation, (vi) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to the Company by any Governmental Authority and (vii) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "INDENTURE" has the meaning set forth in the first preliminary statement.

          "INSOLVENCY DEFAULT" means a Default under Section 9.01(a)(vii) or
     Section 9.01(a)(viii) of the Indenture.

          "INSTRUMENTS" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired by the Company.

          "INTELLECTUAL PROPERTY COLLATERAL" means the following properties and assets owned or held by the Company or in which the Company otherwise has any interest, now existing or hereafter acquired or arising:

     (A) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including without limitation such patents, patent applications and patent licenses as described in SCHEDULE E), present or future infringement thereof, all rights arising therefrom


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          and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

     (B) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

     (C) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including without limitation such marks, names, applications and licenses as described in SCHEDULE E), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

     (D) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, blue prints, descriptions, inventions name plates and catalogs; and

     (E) the entire goodwill of or associated with the businesses now or hereafter conducted by the Company connected with an symbolized by any of the aforementioned properties and assets.

          "INVENTORY" means any "inventory," as such term is defined in the UCC, wherever located, whether now owned or hereafter acquired by the Company, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in the Company's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies, packing and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by the Company by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

          "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in
     Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted and shall include without limitation (i) all securities, whether certificated or uncertificated, stocks, bonds,


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     interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares, (ii) all securities entitlements of the Company including without limitation, the rights of the Company to any securities account of the Company and financial assets held by a securities intermediary in such securities account and any fee, credit balance or other money owing by any securities intermediary with respect to that account, (iii) all securities accounts held by the Company, (iv) all commodity contracts held by the Company and
     (v) all commodity accounts held by the Company.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, collateral deposit arrangement, security interest, encumbrance for the payment of money, lien (statutory or other), preference, right of setoff, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed by a "true" lessor under Section 9-408 of the UCC) naming the owner of the asset to which such Lien relates as debtor, under the UCC or other comparable law of any jurisdiction.

          "MAJORITY HOLDERS" means Holders having at least 25% in principal amount of the Outstanding Securities.

          "PERMITTED LIEN" has the meaning set forth in the First Supplemental Trust Indenture of even date with this Agreement between the Company and the Trustee.

          "PROCEEDS" means proceeds," as such term is defined in the UCC, and in any event, includes whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of the Company, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Company from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

          "RIGHTS TO PAYMENT" means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments and Proceeds.

          "SECURED OBLIGATIONS" means all Indenture Obligations (as defined in the Indenture).


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          "TRANSACTION DOCUMENTS" means the Indenture, the Collateral Security
     Documents and any and all other agreements, instruments and documents executed or delivered in connection therewith.

          "TRUSTEE" has the meaning set forth in the PREAMBLE.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     1.3 TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

     SECTION 2.  SECURITY INTEREST

     2.1 GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, and to induce the Trustee to enter into the Indenture and the Holders to accept and exchange the Securities and to issue the Securities as provided therein, the Company grants, pledges, assigns, transfers, hypothecates and sets over to the Trustee for the benefit of itself and the Holders, a security interest in all of the Company's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "COLLATERAL"): (i) all Accounts; (ii) all Chattel Paper;
(iii) all Deposit Accounts; (iv) all Documents; (v) all General Intangibles;
(vi) all Instruments; (vii) all Books; (viii) all Fixtures; (ix) all Investment Property; (x) all Equipment, (xi) all Inventory, (xii) all money, cash or cash equivalents; and (xiii) all products and Proceeds of any and all of the foregoing; PROVIDED, that the Collateral will not include (a) General Intangibles which by their terms are unassignable to the extent that consent to such an assignment is not obtained and (b) intent to use trademark applications to the extent such trademark applications would be void or voidable as a result of the pledge and collateral assignment hereunder.

     2.2 COMPANY REMAINS LIABLE. Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Trustee of any of the rights hereunder shall not release the Company from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral and (iii) neither the Trustee nor any Holder shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Trustee or any Holder be obligated to perform any of the obligations or duties of the Company thereunder or to take


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any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

     2.3 CONTINUING SECURITY INTEREST. The Company agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with SECTION 11.15.

     SECTION 3.  FINANCING STATEMENTS ETC.

     The Company shall execute and deliver to the Trustee concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, blocked account agreements, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Trustee (the "FINANCING STATEMENTS"), and take all other action, as the Trustee may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Trustee's security interest in the Collateral and to accomplish the purposes of this Agreement.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES

     In addition to and not in limitation of the representations and warranties of the Company set forth in the Indenture, the Company represents and warrants to the Trustee that:

     4.1 LOCATION OF CHIEF EXECUTIVE OFFICE AND COLLATERAL. The Company's chief executive office, corporate office and principal place of business is located at the address set forth in SCHEDULE A, and all other locations where the Company conducts business or Collateral is kept are set forth in SCHEDULE A.

     4.2 LOCATIONS OF BOOKS. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for the Company, are set forth in SCHEDULE B.

     4.3 TRADE NAMES AND TRADE STYLES. All trade names and trade styles under which the Company presently conducts its business operations are set forth in SCHEDULE C, and, except as set forth in SCHEDULE C, the Company has not, at any time during the preceding five years (i) been known as or used any other corporate, trade or fictitious name, (ii) changed its name,
(iii) been the surviving or resulting corporation in a merger or consolidation or (iv) acquired through asset purchase or otherwise any business of any Person.

     4.4 OWNERSHIP OF COLLATERAL. The Company is, and, except as permitted by SECTION 5.9, will continue to be, the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in such Collateral, will be the legal and beneficial


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owner thereof), and has good, indefeasible and merchantable title to the
Collateral free and clear of any and all Liens other than Permitted Liens.

     4.5 ENFORCEABILITY; PRIORITY OF SECURITY INTEREST. (i) This Agreement creates a valid and continuing security interest which is enforceable against the Collateral in which the Company now has rights and will create a security interest which is enforceable against the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights and (ii) subject to Permitted Liens and assuming the filing of the Financing Statements, the possession of Instruments and the control over Investment Property, the Trustee has a perfected and first priority security interest in the Collateral in which the Company now has rights, and will have a perfected and first priority security interest in the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights, in each case for the Trustee's own benefit or for the benefit of the Holders, and in each case securing the payment and performance of the Secured Obligations. All action necessary or desirable to protect and perfect such security interest in the existing Collateral under the UCC has been duly taken.

     4.6 OTHER FINANCING STATEMENTS. Other than (i) financing statements or similar filings naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law ("UCC FINANCING STATEMENTS") disclosed to the Trustee and filed in connection with the Permitted Liens and
(ii) UCC Financing Statements in favor of the Trustee in its capacity as Trustee for the benefit of itself and the Holders under the Indenture and any other Transaction Documents, no effective UCC Financing Statement naming the Company as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

     4.7  RIGHTS TO PAYMENT.   The Rights to Payment represent valid, binding
and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens other than Permitted Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent permitted under the Indenture and for ordinary course setoffs and asserted claims or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with SECTION 5.15, or as otherwise disclosed to the Trustee in writing;

     (A) the Company has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the Indenture or other Transaction Documents; and

     (B) the Company has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

     4.8 INVENTORY. With respect to any Inventory in which the Trustee is granted a security interest pursuant to the terms of this Agreement, (i) such Inventory is located at the locations set


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forth on SCHEDULE A, (ii) no Inventory is now, or shall at any time or times hereafter be stored with a bailee, warehouseman or similar party (except as disclosed on SCHEDULE D) without the Trustee's prior written consent, and if the Trustee gives such written consent, the Company will concurrently therewith at the Trustee's reasonable request use its best efforts to cause any such bailee, warehouseman or similar party to issue and deliver to the Trustee in form and substance acceptable to the Trustee, warehouse receipts therefor in the Trustee's name, (iii) such Inventory is of good and merchantable quality, free from any material defects, (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition and (v) the completion of manufacture, sale or other disposition of such Inventory by the Trustee following a Default or an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which the Company is a party or to which such Inventory is subject.

     4.9 INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE E, the Company does not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

     (A) all patents, copyrights, trademarks, service marks and trade names are subsisting and none have been adjudged invalid or unenforceable in whole or in part;

     (B) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the Company's knowledge, each of the patents is valid and enforceable;

     (C) to the Company's knowledge after due inquiry, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

     (D) the Company is the sole and exclusive owner of the Intellectual Property Collateral identified on SCHEDULE E (other than Intellectual Property Collateral licensed by the Company) and the past, present and contemplated future use of such Intellectual Property Collateral by the Company has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

     (E) the Company either owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other Intellectual Property Collateral necessary to continue to conduct its business as heretofore conducted.

     4.10 EQUIPMENT. None of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which the Company has supplied the Trustee with all information and documentation necessary to make all fixture filings required to perfect and protect the priority


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of the Trustee's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed.

     4.11 DEPOSIT ACCOUNTS. The names and addresses of all financial institutions at which the Company maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in SCHEDULE F.

     4.12 CHATTEL PAPER AND INSTRUMENTS. All action necessary to protect and perfect the security interest of the Trustee in all Instruments (including the delivery of all originals thereof to the Trustee) has been duly taken. With respect to Chattel Paper in which the Trustee is granted a security interests under the terms of this Agreement:

     (A) all action necessary to protect and perfect the security interest in the specific goods underlying Chattel Paper has been duly taken;

     (B) all original documentation evidencing Chattel Paper is in the possession of the Company; and

     (C) all original documentation evidencing Chattel Paper has been marked with a legend as described in SECTION 5.14.

     SECTION 5.  COVENANTS

     In addition to and not in limitation of the covenants of the Company set forth in the Indenture, so long as any of the Secured Obligations remain unsatisfied, the Company agrees that:

     5.1 DEFENSE OF COLLATERAL. The Company will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Trustee other than holders of Permitted Liens.

     5.2 PRESERVATION OF COLLATERAL. The Company shall maintain, preserve and protect the Collateral which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by the Indenture.

     5.3 COMPLIANCE WITH LAWS, ETC. The Company will comply with all requirements of law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) relating in a material way to the possession, operation, maintenance and control of the Collateral, except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance could not reasonably be expected to materially adversely effect the value of the Collateral or the worth of the Collateral as Collateral Security or have a Material Adverse Effect.


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     5.4  LOCATION OF BOOKS AND CHIEF EXECUTIVE OFFICE.  The Company will (i)
keep all Books pertaining to the Rights to Payment at the locations set forth in SCHEDULE B and (ii) give at least thirty days' prior written notice to the Trustee of (a) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for the Company or
(b) any changes in the location of the Company's chief executive office or principal place of business.

     5.5 LOCATION OF COLLATERAL AND DEPOSIT ACCOUNTS. The Company will (i) keep the Collateral at the locations set forth in SCHEDULE A or SCHEDULE D and not remove the Collateral from such locations (other than Collateral in transit between locations listed in SCHEDULE A or SCHEDULE D in the ordinary course of business and disposals of Collateral permitted by CLAUSE (i) below) except upon at least thirty days' prior written notice of any removal to the Trustee, (ii) give the Trustee at least thirty days' prior written notice of any change in the locations set forth in SCHEDULE A or SCHEDULE D and (iii) give the Trustee at least thirty days' prior written notice of the creation and maintenance of any Deposit Account not set forth on SCHEDULE F.

     5.6 CHANGE IN NAME, IDENTITY OR STRUCTURE. The Company will give the Trustee at least thirty days' prior written notice of (i) any change in name,
(ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in SCHEDULE C and (iii) any changes in its identity or structure in any manner which might make any Financing Statement filed hereunder incorrect or misleading in such a manner as would require the refiling of Financing Statements under the UCC.

     5.7 MAINTENANCE OF RECORDS. The Company will keep accurate and complete Books with respect to the Collateral, and at the Trustee's request the Company shall legend the Books pertaining to such Collateral with an appropriate disclosure of the Trustee's security interest hereunder.

     5.8 DISPOSITION OF COLLATERAL. The Company will not surrender or lose possession of other than to the Trustee), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Indenture.

     5.9 LIENS. Other than liens in favor of the Trustee in its capacity as Trustee under the Indenture and Permitted Liens, the Company will keep the Collateral free of all Liens.

     5.10 EXPENSES. The Company will maintain, keep and preserve the Collateral at its own cost and expense in accordance with its customary business practices.

     5.11 LEASED PREMISES. At the Trustee's request, the Company will use its best efforts to obtain from each Person from whom the Company leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Trustee may reasonably require, in form and substance reasonably satisfactory to the Trustee.

     5.12 RIGHTS TO PAYMENT.  The Company will:

     (A) with such frequency as the Trustee may reasonably require upon the occurrence and during the continuance of an Insolvency Default or an Event of Default, furnish to the Trustee (i) master customer listings, including all names and addresses, together with copies or originals (as requested by the Trustee) of documents, customer statements, repayment histories and present status reports relating to the Accounts, (ii) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been canceled and (iii) such other matters and information relating to the Accounts as the Trustee shall from time to time reasonably request;

     (B) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

     (C) upon the request of the Trustee (i) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder and (ii) if an Insolvency Default or an Event of Default has occurred and is continuing; notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Trustee or to such other Person or location as the Trustee shall specify; and

     (D) establish such lockbox, blocked account or similar arrangements for the payment of the Accounts and other Rights to Payment as the Trustee shall require.

     5.13 DOCUMENTS ETC. The Company will (i) immediately deliver to the Trustee, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Instruments and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments and (ii) at the reasonable request of the Trustee, mark all Documents and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of [NAME OF TRUSTEE], as trustee, for the benefit of itself and certain holders." With respect to Chattel Paper in which the Trustee is granted a security interests under the terms of this Agreement, the Company will

     (A) take all action necessary to protect and perfect the security interest in the specific goods underlying Chattel Paper;

     (B) take possession of all original documentation evidencing Chattel Paper; and

     (C) not sell or transfer any Chattel Paper, whether in the ordinary course of business or otherwise.

     5.14 INVENTORY.  The Company will:

     (A) at such times as the Trustee shall reasonably request but in any event not more than once each fiscal year, prepare and deliver to the Trustee a report of all Inventory, in form and substance satisfactory to the Trustee; and

     (B) upon the request of the Trustee after an Insolvency Default or an Event of Default has occurred and is continuing, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Trustee.

     5.15 EQUIPMENT.  The Company will:

     (A) upon the Trustee's reasonable request but in any event not more than once each fiscal year, prepare and deliver to the Trustee a report of each item of Equipment, in form and substance satisfactory to the Trustee; and

     (B) upon the request of the Trustee after an Insolvency Default or an Event of Default has occurred and is continuing, take a physical listing of the Equipment and promptly deliver a copy of such physical listing to the Trustee.

     5.16 INTELLECTUAL PROPERTY COLLATERAL.  The Company will:

     (A) not enter into any agreements or transactions (including any license or royalty agreement) pertaining to any Intellectual Property Collateral except in the ordinary course of business;

     (B) if reasonably within the Company's abilities, not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public unless such Intellectual Property Collateral is no longer useful or necessary to the operation of its business;

     (C) diligently prosecute all applications for patents, copyrights and trademarks useful and necessary to the operation of its business, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral; and

     (D) provide the Trustee on a quarterly basis with a list of all new applications and registrations for United States and foreign patents, copyrights, trademarks, service marks or trade names, which such new applications and registrations shall be subject to the terms and conditions of the Indenture and this Agreement.

     5.17 NOTICES, REPORTS AND INFORMATION. The Company will (i) furnish to the Trustee such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail and
(ii) upon the reasonable request of the Trustee make such demands and requests for information and reports as the Company is entitled to make in respect of the Collateral.

     5.18 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time upon the written consent of the Trustee and at the sole expense of the Company, the Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Trustee may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including without limitation (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Trustee for the benefit of itself and the Holders, of any license or contract held by the Company or to which the Company has any rights not heretofore assigned, or any other General Intangible which by its terms is unassignable, (ii) filing any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereunder or under any other Transaction Document, (iii) transferring Collateral to the Trustee's possession for the benefit of itself and the Holders (if such Collateral consists of Chattel Paper or if a security interest in such Collateral can be perfected only by possession) and (iv) using its best efforts to obtain waivers of Liens, if any exist, from landlords and mortgagees in accordance with the Indenture. The Company also hereby authorizes the Trustee, for the benefit of itself and the Holders to file any such financing or continuation statements without the signature of the Company to the extent permitted by applicable law. If any amount payable under or in connection with any of the collateral is or shall become evidenced by any Instrument, such Instruments, other than checks and Securities received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to the Trustee immediately upon the Company's receipt thereof.

     5.19 RIGHT OF INSPECTION. The Trustee, or any agent or employee designated by the Trustee in writing, has the right, from time to time after the date of this Agreement, to call at the Company's place or places of business (or any other place where the Collateral or any information relating to the Collateral is kept or located) during reasonable business hours and, without unreasonable hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from the Company's books, records, journals, orders, receipts and any correspondence and other data relating to the Company's business or to any transactions between the parties thereto and (ii) to make such verification concerning the Collateral as the Trustee may consider reasonable under the circumstances.

     SECTION 6.     COLLECTION OF RIGHTS TO PAYMENT

     Until the Trustee exercises its rights hereunder to collect Rights to Payment, the Company shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment.
At the request of the Trustee, upon and after the occurrence of any Default or Event of Default, all remittances received by the Company shall be held in trust for the Trustee and, in accordance with the Trustee's instructions, remitted to the Trustee or deposited to an account with the Trustee in the form received (with any necessary endorsements or instruments of assignment or transfer).

     SECTION 7.     AUTHORIZATION; TRUSTEE APPOINTED ATTORNEY-IN-FACT

     The Company hereby irrevocably constitutes and appoints the Trustee, for the benefit of itself, the Holders and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Trustee's sole discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to the Trustee, for the benefit of itself and the Holders, the power and right, on behalf of the Company, without notice to or assent by the Company, and at any time, to do the following:

     (A) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Trustee's security interest in the Collateral;

     (B) take possession of and endorse any securities, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

     (C) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

     (D) notify the United States Postal Service authorities to change the address for delivery of mail addressed to the Company to such address as the Trustee may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

     (E)  receive, open and dispose of all mail addressed to the Company;

     (F) send requests for verification of Rights to Payment to the customers or other obligors of the Company;

     (G) contact, or direct the Company to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Trustee;

     (H) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

     (I) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Trustee;

     (J) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Trustee;

     (K) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Trustee may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Trustee with respect to the Collateral;

     (L) execute any and all applications, documents, papers and instruments necessary for the Trustee to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

     (M) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

     (N) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, which the Trustee may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral; and

     (O) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Company, which the Trustee may reasonably deem necessary or advisable to maintain, protect and preserve the Trustee's security interest in the Collateral.

The Trustee agrees that, except upon and during the occurrence of an Insolvency Default or an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Trustee, pursuant to CLAUSES (B) through (N) above. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. The Company hereby ratifies, to the extent permitted by law, all that the Trustee shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this SECTION 7.

     SECTION 8.     TRUSTEE  PERFORMANCE OF COMPANY OBLIGATIONS

     After a Default or an Event of Default has occurred and is continuing, Trustee may perform or pay any obligation which the Company has agreed to perform or pay under or in connection with this Agreement, and the Company shall reimburse the Trustee on demand for any amounts paid by the Trustee pursuant to this SECTION 8.

     SECTION 9.     TRUSTEE'S DUTIES

     Notwithstanding any provision contained in this Agreement, but subject to the following sentence, the Trustee shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Company or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Trustee's possession and the accounting for moneys actually received by the Trustee hereunder, the Trustee shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

     SECTION 10.  REMEDIES

     10.1 REMEDIES. After an Event of Default has occurred and is continuing, the Trustee shall have, in addition to all other rights and remedies granted to it in this Agreement, the Indenture or any other Transaction Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Company agrees that the Trustee may:

     (A) peaceably and without notice enter any premises of the Company, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Trustee may determine;

     (B) require the Company to assemble all or any part of the Collateral and make it available to the Trustee at any place and time designated by the Trustee;

     (C) use or transfer any of the Company's rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Trustee may determine;

     (D) secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable law;

     (E) withdraw (or cause to be withdrawn) any and all funds from Deposit Accounts; and

     (F) sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Company's assets, without charge or liability to the Trustee therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Trustee deems advisable; PROVIDED, that the Company shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Trustee. The Trustee shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Company hereby releases, to the extent permitted by law. The
          Company hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Company set forth in the Indenture, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition or the date on or after which such sale or other disposition may occur; PROVIDED, that the Trustee may provide the Company shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

     10.2 LICENSE. For the purpose of enabling the Trustee to exercise its rights and remedies under this SECTION 10, the Company hereby grants, to the extent it has the power and authority to do so, to the Trustee an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Company) to use, license or sublicense any Intellectual Property Collateral.

     10.3 PROCEEDS ACCOUNT. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Insolvency Default or an Event of Default, the Trustee may, at its election,
(i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest bearing restricted deposit account (the "PROCEEDS ACCOUNT") created and maintained by the Trustee for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Trustee may elect to apply such proceeds to the Secured Obligations, and the Company agrees that such retention of such proceeds by the Trustee shall not be deemed strict foreclosure with respect thereto, (ii) in any manner elected by the Trustee, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount or (iii) otherwise proceed in any manner permitted by applicable law. The Company agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Company shall not have any right of withdrawal with respect to such funds. Accordingly, the Company irrevocably waives until the termination of the security interests granted under this Agreement in accordance with SECTION 11.15 the right to make any withdrawal from the Proceeds Account and the right to instruct the Trustee to honor drafts against the Proceeds Account.

     10.4 APPLICATION OF PROCEEDS. Subject to SECTION 10.3, the cash proceeds actually received from the sale or other disposition or collection of Collateral upon the exercise of any remedy by the Trustee under this SECTION 10, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be distributed to the Holders pro rata and applied as follows:

     FIRST: to the payment of the costs and expenses of such sale, including reasonable compensation to the Trustee and its agents and attorneys, and of any judicial or private proceedings in which such sale may be made, and of all other expenses, liabilities and advances made or incurred by the Trustee, together with interest on such costs, expenses and liabilities and on all advances made by the Trustee from the date any such cost, expense or liability is past due or unpaid or any such advance is made, in each case until paid in full;

     SECOND: to the payment of any other fees, costs or other expenses constituting obligations under the Transaction Documents other than amounts payable under CLAUSE "First" above, together with interest on each such amount at the interest rate(s) applicable to the Secured Obligations pursuant to and in accordance with the Indenture from and after the date such amount is due, owing or unpaid until paid in full;

     THIRD: to the payment of any interest then due, owing or unpaid in respect of any Security or any other Secured Obligation from the date such amount is due, owing or unpaid until paid in full to be applied in accordance with the Indenture;

     FOURTH: to the payment of the whole amount of principal then due, owing or unpaid in respect of any Security or any other Secured Obligation secured by this Agreement, to be applied in accordance with the Indenture; and

     FIFTH: the surplus, if any, to be paid to the Company or to whomever lawfully may be entitled to receive such surplus.

The Company shall remain liable to the Trustee for any deficiency which exists after any sale or other disposition or collection of Collateral.

     SECTION 11.  MISCELLANEOUS

     11.1 CERTAIN WAIVERS. The Company waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Secured Obligations, (ii) any right to require the Trustee (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Secured Obligations, (c) to pursue any remedy in the Trustee's power or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral and (iii) all claims, damages, and demands against the Trustee arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

     11.2 NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Indenture. All such notices and other communications shall be effective (i) if delivered by hand or pre-paid courier service, when delivered, (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid, (iii) if sent by telex, upon receipt by the sender of an appropriate answerback and (iv) if sent by facsimile transmission, when sent.

     11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Trustee.

     11.4 COSTS AND EXPENSES; INDEMNIFICATION; OTHER CHARGES.

     (A) The Company shall pay, indemnify, and hold the Trustee, each Holder and each of their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements, of any kind or nature whatsoever in accordance with the terms and conditions of the Indenture except to the extent arising from the Trustee's or such Holder's gross negligence, bad faith, wilful misconduct or fraud.

     (B) The Company agrees to indemnify the Trustee against and hold it harmless from any and all present and future stamp, transfer, or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement.

     (C)  Any amounts payable to the Trustee and each Holder under this
          SECTION 11.4 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Indenture for the Securities.

     11.5 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and the Trustee, and their respective successors and assigns; PROVIDED, that the Company may not assign any of its rights hereunder or interests herein without the written consent of the Trustee and the Majority Holders. The Company acknowledges that upon any assignment or other transfer by the Trustee or any Holder of any of the Secured Obligations, the Trustee or such Holder may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Trustee or such Holder, or the transferred part thereof, subject, however, to the restrictions contained herein. No Persons other than the Company, the Holders, the Trustee and the respective assignees of the Holders and the Trustee are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

     11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT THE TRUSTEE AND THE HOLDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     11.7 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS, EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     11.8 WAIVER OF JURY TRIAL. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 11.8 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     11.9 AMENDMENT. This Agreement shall not be amended except by the written agreement of the parties as provided in the Indenture.

     11.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If; however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction. This Agreement is to be read, construed and applied together with the Indenture and the other Transaction Documents which, taken together, set forth the complete understanding and agreement of the Trustee, the Holders and the Company with respect to the matters referred to herein and therein.

     11.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     11.12 NO INCONSISTENT REQUIREMENTS. The Company acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms; PROVIDED, in the event any terms or conditions contained herein conflict with any term or condition set forth in the Indenture, such term or condition set forth in the Indenture shall control.

     11.13 ENTIRE AGREEMENT. This Agreement (i) integrates all the terms and conditions mentioned herein or incidental hereto, (ii) supersedes all oral negotiations and prior writings with respect to the subject matter hereof and
(iii) is intended by the parties as the final expression of the Agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by the parties.

     11.14 FURTHER ASSURANCES. The Company agrees upon the written request of the Trustee or any Holder, to execute and deliver to the Trustee or such Holder, from time to time, any additional instruments or documents reasonably considered necessary by the Trustee or such Holder to cause this Agreement to be, become or remain, valid and effective in accordance with its terms.

     11.15 TERMINATION. Upon payment and performance in full of all Secured Obligations, this Agreement and the security interests granted under this Agreement shall terminate and the Trustee shall promptly execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of this Agreement and of all security interests given by the Company to the Trustee hereunder; PROVIDED, that the obligations of the Company under SECTION 11.4 shall survive such termination.

                                  *   *   *   *   *

     Executed and delivered as of the date first above written.


                                       MERCURY FINANCE COMPANY


                                       By:_____________________________________
                                       Name:
                                       Title:


                                       [TRUSTEE]


                                       By:_____________________________________
                                       Name:
                                       Title:

                                      SCHEDULE A

LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS, INCLUDING OF COLLATERAL



     a.   Chief Executive Office and Principal Place of Business:



     b.   Other locations where Company conducts business or Collateral is kept:

                                      SCHEDULE B

                  LOCATIONS OF BOOKS PERTAINING TO RIGHTS TO PAYMENT

                                       SCHEDULE C

 TRADE NAMES AND TRADE STYLES:  OTHER CORPORATE, TRADE OR FICTITIOUS NAMES, ETC.

                                     SCHEDULE D

           INVENTORY STORED WITH WAREHOUSEMEN OR ON LEASED PREMISES, ETC.

                                     SCHEDULE E

                       PATENTS, COPYRIGHTS, TRADEMARKS, ETC.

                                      SCHEDULE F

                                   DEPOSIT ACCOUNTS

                           SUBSIDIARIES GUARANTY AGREEMENT


     This Subsidiaries Guaranty Agreement dated as of [DATE], 1998 (this "GUARANTY"), is made by each of the corporations listed on ANNEX I (collectively, the "GUARANTORS" and each individually, a "GUARANTOR"), in favor of [NAME OF TRUSTEE], as trustee for the Holders under the Indenture described below (in such capacity, the "TRUSTEE").


                               PRELIMINARY STATEMENTS:

     1. Mercury Finance Company, a Delaware corporation (the "COMPANY"), is a party to the Indenture of even date with this Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), with the Trustee, under which the Company will issue its senior secured notes to the holders thereof and their successors and assigns.

     2. It is a condition precedent to the issuance of the senior secured notes that the Guarantors enter into this Guaranty.

     3. Each Guarantor is a direct or indirect subsidiary of the Company and will derive substantial and direct benefits (which benefits are acknowledged by each Guarantor) from the issuance of the senior secured notes and other benefits to be provided to the Company under the Indenture.


                                      AGREEMENT:

     In consideration of the mutual agreements, provisions, covenants and for other valuable consideration, the sufficiency of which is acknowledged, the Guarantors, jointly and severally, issue this Guaranty and agree as follows:

     SECTION 1.     DEFINITIONS; INTERPRETATION

     1.1 TERMS DEFINED IN THE INDENTURE. Unless otherwise defined in this Guaranty, capitalized terms used in this Guaranty and not otherwise defined have the meanings given to such terms from time to time in the Indenture.

     1.2 CERTAIN DEFINED TERMS. As used in this Guaranty, the following terms have the following meanings:

          "AGREEMENT" has the meaning set forth in the PREAMBLE.

          "COMPANY" has the meaning set forth in the first preliminary statement.

          "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. Sections 101-1330.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "INDENTURE" has the meaning set forth in the first preliminary statement.

          "MAJORITY HOLDERS" means Holders having at least 25% in principal amount of the Outstanding Securities.

          "TRANSACTION DOCUMENTS" means the Indenture, the Collateral Security Documents and any and all other agreements, instruments and documents executed or delivered in connection therewith.

          "TRUSTEE" has the meaning set forth in the PREAMBLE.

     SECTION 2.     GUARANTY

     2.1 GUARANTY. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees to the Trustee for the benefit of itself, the Holders and their respective successors, endorsees, transferees and assigns, the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the Indenture Obligations, including Indenture Obligations in respect of amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code or the operation of sections 502(b) and 506(b) of the Bankruptcy Code. This Guaranty constitutes a guaranty of payment and performance when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that the Trustee or any Holder whatsoever against the Company (or any other Person) before or as a condition to the Indenture Obligations of such Guarantor under this Guaranty.

     2.2 INDENTURE OBLIGATIONS INDEPENDENT. The obligations under this Guaranty are independent of the Indenture Obligations of the Company, and a separate action or actions may be brought and prosecuted against each Guarantor whether action is brought against the Company or whether the Company be joined in any such action or actions.

     2.3 WAIVER OF CERTAIN RIGHTS. Each Guarantor waives any and all rights such Guarantor may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to require the Trustee or any Holder:

     (A)  to proceed against the Company or any other Person;

     (B) to proceed against or exhaust any security for the Indenture Obligations or any other indebtedness of the Company to the Trustee or any Holder; or

     (C) to pursue any other remedy in the Trustee's or any such Holder's power whatsoever.

It is agreed among each Guarantor, Trustee and the Holders that the waivers contained in this SECTION 2.3 are of the essence to the transactions contemplated by the Transaction Documents and that, but for this Guaranty and such waivers, the Trustee would decline to enter into the Indenture and the Holders would decline to purchase the Securities.

     2.4  WAIVER OF CERTAIN DEFENSES.  In addition to the waivers set forth in
SECTION 2.3, each Guarantor waives any defense arising by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that such Guarantor's obligations hereunder exceed or are more burdensome than those of the Company. Each Guarantor waives any defense arising by reason of any statute of limitations affecting the liability of the Company. Each Guarantor waives all rights and defenses arising out of an election of remedies by the Trustee or any Holder, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Indenture Obligations, has destroyed such Guarantor's rights of subrogation and reimbursement against the Company by operation of Section 580d of the California Code of Civil Procedure (if applicable) or other applicable law, and all rights or defenses such Guarantor may have by reason of protection afforded to the Company with respect to the Indenture Obligations pursuant to the antideficiency laws or other laws of the State of California (or other applicable jurisdiction) limiting or discharging the Indenture Obligations. Each Guarantor waives any benefit of; and any right to participate in, any security or other guaranty now or hereafter held by the Trustee or any Holder securing the Indenture Obligations.

     2.5 WAIVER OF PRESENTMENTS, ETC. Each Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Indenture Obligations or any other indebtedness of the Company to the Trustee or any Holder.

     2.6 SUBORDINATION. Any obligations of the Company to any Guarantor, now or hereafter existing, are hereby fully subordinated in time and priority of payment to the Indenture Obligations and all other indebtedness of the Company to the Trustee or any Holder; PROVIDED, that in no event shall this SECTION 2.6 be deemed to grant any Guarantor a right of subrogation contrary to the terms of
SECTION 2.10. Such obligations of the Company to such Guarantor if the Trustee so requests shall be enforced and performance received by such Guarantor as trustee for the Trustee and such Holders and the proceeds thereof shall be paid over to the Trustee and the Holders on account of the Indenture Obligations, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

     2.7 REINSTATEMENT OF GUARANTY. If any payment or transfer of any interest in property by the Company to the Trustee or any Holder in fulfillment of any Indenture Obligation is rescinded or must at any time (including after the return or cancellation of this Guaranty) be returned, in whole or in part, by the Trustee or any Holder to the Company or any other Person, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior return or cancellation.

     2.8 POWERS. It is not necessary for the Trustee or any Holder to inquire into the powers of the Company or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Indenture Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     2.9  TAXES.

     (A) Any and all payments by the Guarantors to each Holder or the Trustee under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Holder and the Trustee, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Holder's net income by the jurisdiction under the laws of which such Holder or the Trustee, as the case may be, is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "TAXES").

     (B) In addition, the Guarantors shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "OTHER TAXES").

     (C) The Guarantors shall indemnify and hold harmless each Holder and the Trustee for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.9) paid by the Holder or the Trustee and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Holder or the Trustee makes written demand therefor.

     (D) If the Guarantors shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Holder or the Trustee, then:

          (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.9) such Holder or the Trustee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

          (ii) the Guarantors shall make such deductions, and

          (iii) the Guarantors shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (E) Within 30 days after the date of any payment by the Guarantors of Taxes or Other Taxes, the Guarantors shall furnish to the Trustee the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Trustee.

     2.10 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary in this Guaranty or in any other Transaction Document to which any Guarantor is a party, so long as any of the Indenture Obligations remain unsatisfied, each Guarantor hereby expressly waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), against the Company arising from the existence or performance of this Guaranty and each Guarantor hereby expressly waives any right to enforce any remedy which the Trustee or any Holder now has or may hereafter have against the Company, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Trustee or any Holder securing the Indenture Obligations.

     SECTION 3.     REPRESENTATIONS AND WARRANTIES

     Each Guarantor jointly and severally represents and warrants to the Trustee and each Holder as follows, which representations and warranties survive the execution and delivery of this Guaranty:

     3.1 CORPORATE EXISTENCE AND POWER. Each Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its assets, carry on its business and execute, deliver, and perform its Indenture Obligations under, this Guaranty and any other Transaction Document to which it is a party, (iii) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where failure to be so qualified or licensed would not have a Material Adverse Effect and (iv) has all necessary governmental licenses, authorizations, consents and approvals to own its assets and carry on its business, and is in compliance with all applicable requirements of law of any Governmental Authority except where failure to obtain such licenses, authorizations, consents or approvals or comply with such laws would not have a Material Adverse Effect.

     3.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Guarantor of this Guaranty and any other Transaction Document to which it is party have been duly authorized by all necessary corporate action, and do not and will not (i) contravene the terms of any of such Guarantor's constitutive documents, (ii) conflict with or result in any breach or contravention of, or the creation of any lien under, any agreement to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Guarantor or its Property is subject or
(iii) violate any requirement of law of any Governmental Authority.

     3.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each Guarantor of this Guaranty or any other Transaction Document to which it is a party or the transactions contemplated hereby or thereby.

     3.4 BINDING EFFECT. This Guaranty and each other Transaction Document to which each Guarantor is a party constitute the legal, valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     3.5 REGULATED ENTITIES. No Guarantor, nor any Person controlling any Guarantor or any Subsidiary of any Guarantor is (i) an "Investment Company" within the meaning of the Investment Company Act of 1940 or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur or guarantee Indebtedness.

     SECTION 4.     MISCELLANEOUS

     4.1 APPLICATION OF PAYMENTS ON GUARANTY. All payments required to be made by each Guarantor hereunder shall, unless otherwise expressly provided herein, be made to the Trustee for the account of the Holders at the address of the Trustee set forth in the Indenture. The Trustee will promptly distribute to each Holder its pro rata share (or other applicable share as expressly provided herein) of such payment in like funds as received. Payments received from the Guarantors shall be applied by the Trustee as follows;

     FIRST: to the payment of the costs and expenses due under this Guaranty, including reasonable compensation to the Trustee and its agents and attorneys, and of all other expenses, liabilities and advances made or incurred by the Trustee, together with interest on such costs, expenses and liabilities and on all advances made by the Trustee from the date any such cost, expense or liability is past due or unpaid or any such advance is made, in each case until paid in full;

     SECOND: to the payment of any other fees, costs or other expenses constituting Indenture Obligations under the Transaction Documents other than amounts payable under CLAUSE "First" above, together with interest on each such amount at the interest rate(s) applicable to the Indenture Obligations pursuant to and in accordance with the Indenture from and after the date such amount is due, owing or unpaid until paid in full;

     THIRD: to the payment of any interest then due, owing or unpaid in respect of any Security or any other Indenture Obligation together with, to the maximum extent permitted by law, interest thereon at the interest rate(s) applicable to the Indenture Obligations pursuant to and in accordance with the Indenture from the date such amount is due, owing or unpaid until paid in full to be applied in accordance with the Indenture;

     FOURTH: to the payment of the whole amount of principal then due, owing or unpaid in respect of any Security or any other Indenture Obligation secured by this Guaranty to be applied in accordance with the Indenture; and

     FIFTH: the surplus, if any, to be paid to the applicable Guarantor or to whomever lawfully may be entitled to receive such surplus.

     4.2 ASSIGNMENT. Any Holder may from time to time, without notice to the Guarantors and without affecting each Guarantor's Indenture Obligations hereunder, transfer its interest in the Indenture Obligations as provided in the Indenture.

     4.3 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Trustee.

     4.4 BINDING EFFECT. This Guaranty shall be binding upon, inure to the benefit of and be enforceable by the Guarantors and the Trustee, and their respective successors and assigns; PROVIDED, that the Guarantors may not assign any of its rights hereunder or interests herein without the written consent of the Trustee and the Majority Holders. Each Guarantor acknowledges that upon any assignment or other transfer by the Trustee or any Holder of any of the Indenture Obligations, the Trustee or such Holder may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Trustee or such Holder, or the transferred part thereof, subject, however, to the restrictions contained herein. No Persons other than the Guarantors, the Holders, the Trustee and the respective assignees of the Holders and the Trustee are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

     4.5 GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT THE TRUSTEE AND THE HOLDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     4.6 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR

HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS, EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     4.7 WAIVER OF JURY TRIAL. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 4.7 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.

     4.8 AMENDMENT. This Guaranty shall not be amended except by the written agreement of the parties as provided in the Indenture.

     4.9 SEVERABILITY. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If; however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty, or the validity or effectiveness of such provision in any other jurisdiction. This Guaranty is to be read, construed and applied together with the Indenture and the other Transaction Documents which, taken together, set forth the complete understanding and Guaranty of the Trustee, the Holders and the Guarantors with respect to the matters referred to herein and therein.

     4.10 COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Guaranty.

     4.11 NO INCONSISTENT REQUIREMENTS. Each Guarantors acknowledges that this Guaranty and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms; PROVIDED, in the event any terms or conditions contained herein conflict with any term or condition set forth in the Indenture, such term or condition set forth in the Indenture shall control.

     4.12 ENTIRE GUARANTY. This Guaranty (i) integrates all the terms and conditions mentioned herein or incidental hereto, (ii) supersedes all oral negotiations and prior writings with respect to the subject matter hereof and
(iii) is intended by the parties as the final expression of the Guaranty with respect to the terms and conditions set forth in this Guaranty and as the complete and exclusive statement of the terms agreed to by the parties.

     4.13 FURTHER ASSURANCES. Each Guarantor agrees upon the written request of the Trustee or any Holder, to execute and deliver to the Trustee or such Holder, from time to time, any additional instruments or documents reasonably considered necessary by the Trustee or such Holder to cause this Guaranty to be, become or remain, valid and effective in accordance with its terms.

     4.14 TERMINATION. This Guaranty shall terminate and be of no further force or effect upon the payment and performance in full of the Indenture Obligations subject to the provisions of SECTION 2.9. Upon termination of this Guaranty, the Trustee shall deliver to the Guarantors such documents as the Guarantors may reasonably request to evidence such termination.

     4.15 LIMITATION ON GUARANTEED INDENTURE OBLIGATIONS. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability hereunder shall be limited to an amount not to exceed the amount which could be claimed by the Trustee and Holders from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute of common law. The right of a Guarantor to contribution from other Guarantors or any other rights such Guarantor may have, contractual or otherwise, will be taken into account in making any determination under this SECTION 4.15.

     4.16 CERTAIN ADDITIONAL CONSENTS AND WAIVERS (A) This Guaranty is absolute, unconditional and irrevocable and is in no way conditioned or contingent on the Company's performance of any obligation under the Indenture or any other Transaction Document, any attempt to enforce in whole or in part any of the Company's liabilities and Indenture Obligations to any Holder or the existence or continuance of the Company or any other Person as a legal entity, nor shall this Guaranty or each Guarantor's obligations hereunder be limited, impaired, restricted or otherwise affected by the consolidation or merger of the Company with or into any other entity, the sale, lease or other disposition by the Company of all or substantially all of its assets to any other entity (whether or not effected in compliance with the Transaction Documents), or the bankruptcy or insolvency of the Company, the admission in writing by the Company of its inability to pay its debts as they mature, or its making of a general assignment for the benefit of, or entering into a composition or arrangement with, creditors.

     (B) The Trustee and the other Holders may, at any time and from time to time, without the consent of or notice to any Guarantor, except such notice as may be required by applicable statute which cannot be waived, without incurring responsibility to such Guarantor, and without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) to the extent permitted by the Indenture, change the manner; place and terms of payment or change or extend the time of payment of, renew or alter any obligation of the Company hereby guaranteed, or in any manner modify, amend or supplement the terms of the Indenture or other Transaction Documents (other than this Guaranty) or any documents, instruments or agreements executed in connection therewith (other than this Guaranty), and this Guaranty shall apply to the Indenture Obligations and liabilities of the Company, as changed, extended, renewed, modified, amended, supplemented or altered in any manner, (ii) exercise or refrain from exercising any rights against the Company or others (including such Guarantor) or otherwise act or refrain from acting, (iii) settle or compromise any Indenture Obligations and liabilities herein guaranteed or any Indenture Obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any Indenture Obligations and liabilities which may be due to the Trustee, the other Holders or others, (iv) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property pledged or mortgaged by anyone to secure or in any manner securing the Indenture Obligations, any liabilities or obligation (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or any other Indenture Obligations or liabilities of the Company or such Guarantor to the Holders or any offset thereagainst, (v) take and hold security or additional security for any or all of the Indenture Obligations, (vi) apply any sums by whomsoever paid or howsoever realized to any Indenture Obligations and liabilities of the Company to the Holders regardless of what Indenture Obligations and liabilities remain unpaid and (vii) in accordance with the Indenture, assign their rights and interests under this Guaranty, the Indenture or the other Transaction Documents, in whole or in part. Without limiting the generality of the foregoing, each Guarantor hereby specifically waives such Guarantor's rights and benefits under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety if the underlying obligation is altered in any respect or if the rights and remedies of the creditor against the principal in respect of a secured obligation are in any way altered, impaired or suspended and agrees that, by so doing, such Guarantor's obligations hereunder shall continue even if the Holders alter any Indenture Obligations under the Indenture or the other Transaction Documents (other than this Guaranty) in any respect or the Holders' remedies or rights against the Company are in any way impaired or suspended without such Guarantor's consent.

     (C) No invalidity, irregularity or unenforceability of the Indenture Obligations or liabilities of the Company under the Indenture or any other Transaction Document shall affect, impair or be a defense to this Guaranty.
Each Guarantor hereby waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to exonerate or reduce the liability of a surety as a result of any disability or absence of liability of the principal or any defense to liability or enforcement which the principal may have and agrees that, by so doing, such Guarantor's obligations and the guarantees granted hereunder shall continue even if the Company had no liability at the time of execution of the Indenture or thereafter ceased or cease to be liable. Each Guarantor also waives any and all benefits and defenses under any statute, regulation, judicial decision or other law which purports to limit the liability of a surety to that of the principal or to reduce the liability of a surety in proportion to any reduction in the liability of the principal and agrees that, by so doing, such Guarantor's obligations hereunder may be more burdensome than that of the Company.

     (D) Each Guarantor, to the extent permitted under applicable law, hereby waives any right, whether arising under any statute, regulation, judicial decision or otherwise, to require the Trustee or any other Holder to (i) proceed against the Company or any other Person acting as surety, guaranteeing or providing collateral or other credit support for the Company's Indenture Obligations under the Indenture or any other Transaction Document (a "THIRD PARTY CREDIT SUPPORT PROVIDER"), (ii) proceed against or exhaust any security received from the Company or any Third Party Credit Support Provider or (iii) pursue any other right or remedy in the Trustee's or the other Holders' power whatsoever.

     (E) Each Guarantor further waives, to the extent permitted under applicable law (i) any defense resulting from the absence, impairment or loss of any right of reimbursement, subrogation, contribution or other right or remedy of such Guarantor against the Company, any Third Party Credit Support Provider or any security, whether resulting from an election by the Trustee and the other Holders to foreclose upon security by judicial or nonjudicial sale or otherwise,
(ii) any setoff or counterclaim of the Company or any defense of any kind (including defenses resulting from any disability) or the cessation or stay of enforcement from any cause whatsoever of the liability of the Company (including without limitation the lack of validity or enforceability of the Indenture or any other Transaction Document), (iii) any right to exoneration, in whole or in part, of sureties or Third Party Credit Support Providers which would otherwise be applicable, (iv) any right of subrogation or reimbursement, any right of contribution, any right to enforce any remedy which the Trustee and the other Holders now have or may hereafter have against the Company, and any benefit of, and any right to participate in, any security now or hereafter held or received by the Holders (or the Trustee on their behalf), (v) except as required under the Indenture, all presentments, demands for performance, notices of non-performance, protests, notice of dishonor, notices of acceptance of this Guaranty or of the existence, creation or incurring of new or additional Indenture Obligations under the Indenture or the other Transaction Documents, or any other notices of any kind and (vi) all valuation, appraisal, extension or redemption laws now or hereafter in effect.

     (F) Each Guarantor further specifically waives any and all benefits, rights and defenses arising out of an election of remedies by the Trustee or any other Holder even though that election of remedies (i) has destroyed such Guarantor's rights of subrogation and reimbursement against the Company and all rights or defenses such Guarantor may have by reason of protection afforded to the Company with respect to the Indenture Obligations pursuant to antideficiency laws or other laws limiting or discharging the Indenture Obligations or (ii) would require the Trustee and the other Holders to foreclosure on all collateral covered by the other Transaction Documents in one action or would prevent the Trustee on behalf of itself and the Holders from bringing more than one action to enforce the Indenture Obligations. Each Guarantor agrees by so doing that (i) such Guarantor's obligations hereunder shall continue even if the Company had no liability at the time of execution of the Indenture and other Transaction Documents or thereafter ceased or ceases to be liable, (ii) that such Guarantor's obligations hereunder may be more burdensome than that of the Company and (iii) such Guarantor's obligations hereunder shall continue even if the Trustee or any Holder alters any obligations under the Indenture or the other Transaction Documents (other than this Guaranty) in any respect or if the Trustee's or the Holder's remedies or rights against the Company are in any way impaired or suspended without such Guarantor's consent.

     (G) Each Guarantor acknowledges that it has the ability, and hereby assumes the obligation and responsibility, to keep informed of the financial condition of the Company and any Third Party Credit Support Provider and of other matters or circumstances affecting the ability of any of them to pay or perform their respective obligations thereunder or the risk of nonpayment and nonperformance. Each Guarantor hereby waives any obligation on the part of the Trustee or any Holder to inform such Guarantor of the financial condition, or any changes in financial condition, of the Company or any Third Party Credit Support Provider or of any other matter or circumstance which might effect the ability of the Company to pay and perform under the Indenture or any other Transaction Document, or the risk of nonpayment or nonperformance.

                             *     *     *     *     *

     Executed and delivered as of the day and year first above written.


                                                [TO COME]



                                                By:
                                                   ----------------------------
                                                Name:
                                                Title:

                                               [TRUSTEE]



                                               By:
                                                  -----------------------------
                                               Name:
                                               Title:

                                      ANNEX I

                                     GUARANTORS


                         Mercury Finance Company of Alabama
                         Mercury Finance Company of Arizona
                       Mercury Finance Company of California
                        Mercury Finance Company of Colorado
                        Mercury Finance Company of Delaware
                         Mercury Finance Company of Florida
                         Mercury Finance Company of Georgia
                          Mercury Finance Company of Idaho
                        Mercury Finance Company of Illinois
                         Mercury Finance Company of Indiana
                          Mercury Finance Company of Iowa
                         Mercury Finance Company of Kansas
                        Mercury Finance Company of Kentucky
                        Mercury Finance Company of Louisiana
                        Mercury Finance Company of Michigan
                       Mercury Finance Company of Mississippi
                        Mercury Finance Company of Missouri
                         Mercury Finance Company of Nevada
                       Mercury Finance Company of New Mexico
                        Mercury Finance Company of New York
                     Mercury Finance Company of North Carolina
                          Mercury Finance Company of Ohio
                          MFC Finance Company of Oklahoma
                         Mercury Finance Company of Oregon
                      Mercury Finance Company of Pennsylvania
                     Mercury Finance Company of South Carolina
                            Mercury Finance of Tennessee
                            MFC Finance Company of Texas
                          Mercury Finance Company of Utah
                        Mercury Finance Company of Virginia
                       Mercury Finance Company of Washington
                        Mercury Finance Company of Wisconsin
                              Filco Marketing Company
                            MFC Financial Services, Inc.
                               Gulfco Finance Company
                             Gulfco Investment Company
                              Midland Finance Company
                               MFN Insurance Company

                               COMPANY PLEDGE AGREEMENT


     This Company Pledge Agreement dated as of [DATE], 1998 (this "AGREEMENT"), is made by Mercury Finance Company, a Delaware corporation (the "COMPANY"), in favor of [NAME OF TRUSTEE], as trustee for Holders under the Indenture described below (in such capacity, the "TRUSTEE").

                               PRELIMINARY STATEMENTS:

     1. The Company is a party to the Indenture of even date with this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), with the Trustee, under which the Company will issue its senior secured notes to the holders thereof and their successors and assigns.

     2. It is a condition precedent to the issuance of the senior secured notes that the Company enter into this Agreement and grant to the Trustee, for the benefit of itself and the holders of such senior secured notes the security interests provided in this Agreement to secure the obligations of the Company described below.

                                      AGREEMENT:

     In consideration of the mutual agreements, provisions, covenants and for other valuable consideration, the sufficiency of which is acknowledged, the Company agrees as follows:

     SECTION 1.     DEFINITIONS; INTERPRETATION

     1.1 TERMS DEFINED IN THE INDENTURE. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement and not otherwise defined have the meanings given to such terms from time to time in the Indenture.

     1.2 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

          "AGREEMENT" has the meaning set forth in the PREAMBLE.

          "COLLATERAL" is defined in SECTION 2.1.

          "COMPANY" has the meaning set forth in the PREAMBLE.

          "DISTRIBUTIONS" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

          "DIVIDENDS" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

          "INDENTURE" has the meaning set forth in the first preliminary statement.

          "INSOLVENCY DEFAULT" means a Default under Section 9.01(a)(vii) or
     Section 9.01(a)(viii) of the Indenture.

          "PLEDGED PROPERTY" means all Pledged Shares and all other pledged shares of capital stock, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Company to the Trustee or may from time to time hereafter be delivered by the Company to the Trustee for the purpose of pledge under this Agreement or any other Transaction Document, and all proceeds of any of the foregoing.

          "PLEDGED SHARE ISSUER" means each Person identified in SCHEDULE I as the issuer of the Pledged Shares identified opposite the name of such Person; it being agreed that no insurance company shall be a Pledged Share Issuer.

          "PLEDGED SHARES" means all shares of capital stock of any Pledged Share Issuer.

          "COMPANY" is defined in the PREAMBLE.

          "TRANSACTION DOCUMENTS" means the Indenture, the Collateral Security Documents and any and all other agreements, instruments and documents executed or delivered in connection therewith.

          "TRUSTEE" has the meaning set forth in the PREAMBLE.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     1.3 TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

     SECTION 2. PLEDGE

     2.1 GRANT OF SECURITY INTEREST. The Company pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Trustee, for its benefit and the ratable benefit of each of the

Holders, and grants to the Trustee, for its benefit and the ratable benefit of the Holders, a continuing security interest in, all of the following property (the "COLLATERAL"):

     (A) all issued and outstanding shares of capital stock of each Pledged Share Issuer identified on SCHEDULE I;

     (B)  all other Pledged Shares issued from time to time;

     (C) all other Pledged Property, whether now or hereafter delivered to the Trustee in connection with this Agreement;

     (D) all Dividends, Distributions, interest and other payments and rights with respect to any Pledged Property; and

     (E)  all proceeds of any of the foregoing.

     2.2 SECURITY FOR INDENTURE OBLIGATIONS. This Agreement secures the payment in full of all Indenture Obligations of the Company now or hereafter existing under or in connection with the Indenture and each other Transaction Document, including, without limitation, obligations for costs, fees and expenses.

     2.3 DELIVERY OF PLEDGED PROPERTY. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Trustee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

     2.4 DIVIDENDS ON PLEDGED SHARES. Subject to Section 4.4, in the event that any Dividend is to be paid on any Pledged Share, such Dividend or payment shall be paid directly to the Trustee.

     2.5 CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall

     (A) remain in full force and effect until payment in full of all Indenture Obligations and the termination of the Indenture in accordance with its terms,

     (B) be binding upon the Company and its successors, transferees and assigns, and

     (C) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and each Holder.

Without limiting the foregoing CLAUSE (C) above, any Holder may assign or otherwise transfer (in whole or in part) any Security held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Holder under any Transaction Document (including this Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer. Upon the payment in full of all Indenture Obligations and the termination of the Indenture in accordance with its terms, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Trustee will, at the Company's sole expense, deliver to the Company, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Trustee hereunder, and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

     SECTION 3.     REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants unto each Holder, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Company to the Trustee of any Collateral, as set forth in this SECTION 3:

     3.1 OWNERSHIP, NO LIENS, ETC. The Company is the legal and beneficial owner of, and has good and marketable title to (and has obtained full right and authority to pledge and assign) such Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Trustee. The Company has obtained all comments and waivers necessary from other creditors to avoid conflicts with other agreements.

     3.2 VALID SECURITY INTEREST. The delivery of such Collateral to the Trustee is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Indenture Obligations. No filing or other action will be necessary to perfect or protect such security interest.

     3.3 AS TO PLEDGED SHARES. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and nonassessable, and constitute all of the issued and outstanding shares of capital stock of each Pledged Share Issuer. The Company has no Subsidiary other than the Pledged Share Issuers and insurance companies.

     3.4 AUTHORIZATION, APPROVAL, ETC. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

     (A) for the pledge by the Company of any Collateral pursuant to this Agreement or for the execution, delivery, and performance of this Agreement by the Company, or

     (B) for the exercise by the Trustee of the voting or other rights provided for in this Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Agreement.

     3.5 COMPLIANCE WITH LAWS. The Company is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which could reasonably be expected to have a Material Adverse Effect or materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

     SECTION 4.     COVENANTS

     4.1 PROTECT COLLATERAL: FURTHER ASSURANCES, ETC. The Company will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Trustee hereunder). The Company will warrant and defend the right and title herein granted unto the Trustee in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Company agrees that at any time, and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Trustee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     4.2 STOCK POWERS, ETC. The Company agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Company pursuant to this Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Trustee. The Company will, from time to time upon the request of the Trustee, promptly deliver to the Trustee such stock powers, instruments, and similar documents, satisfactory in form and substance to the Trustee, with respect to the Collateral as the Trustee may reasonably request and will, from time to time upon the request of the Trustee after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Trustee.

     4.3 CONTINUOUS PLEDGE. The Company will, at all times, keep pledged to the Trustee pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Company in respect of any Collateral.

     4.4  VOTING RIGHTS: DIVIDENDS, ETC.  The Company agrees:

     (A) Dividends and Distributions may be paid to the Company in respect of the Pledged Shares; PROVIDED, that the Company shall not pay any Dividends or Distributions in respect of the Company's capital stock; and

     (B) after any Event of Default shall have occurred and be continuing and the Trustee has notified the Company of the Trustee's intention to exercise its voting power under this SECTION 4.4(B):

          (i) the Trustee may exercise (to the exclusion of the Company) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Company hereby grants the Trustee an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

          (ii) promptly to deliver to the Trustee such additional proxies and other documents as may be necessary to allow the Trustee to exercise such voting power.

All Dividends, Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Company but which the Company is then obligated to deliver to the Trustee, shall, until delivery to the Trustee, be held by the Company separate and apart from its other property in trust for the Trustee. The Trustee agrees that unless an Insolvency Default or an Event of Default shall have occurred and be continuing and the Trustee shall have given the notice referred to in SECTION 4.4(B), the Company shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Trustee shall, upon the written request of the Company, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Company which are necessary to allow the Company to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; PROVIDED, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Company that would impair any Collateral or be inconsistent with or violate any provision of the Indenture or any other Transaction Document (including this Agreement).

     SECTION 5.     THE TRUSTEE

     5.1  TRUSTEE APPOINTED ATTORNEY-IN-FACT.   The Company hereby irrevocably
appoints the Trustee the Company's attorney-in-fact, with full authority during the continuance of an Insolvency Default or an Event of Default in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

     (A) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

     (B) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (A) above; and

     (C) to file any claims or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral.

The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     5.2 TRUSTEE MAY PERFORM. If the Company fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company pursuant to SECTION 6.4.

     5.3 TRUSTEE HAS NO DUTY. The powers conferred on the Trustee hereunder are solely to protect its interest (on behalf of the Holders) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Trustee has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     5.4 REASONABLE CARE. The Trustee is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; PROVIDED, that the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Company reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Trustee to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

     SECTION 6.  REMEDIES

     6.1 CERTAIN REMEDIES. (A) If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (B) If any Event of Default shall have occurred and be continuing, the Trustee may:

          (i) transfer all or any part of the Collateral into the name of the Trustee or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder,

          (ii) notify the parties obligated on any of the Collateral to make payment to the Trustee of any amount due or to become due thereunder,

         (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

          (iv) endorse any checks, drafts, or other writings in the Company's name to allow collection of the Collateral,

          (v)  take control of any proceeds of the Collateral, and

          (vi) execute (in the name, place and stead of the Company) endorsements. assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     6.2 COMPLIANCE WITH RESTRICTIONS. The Company agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Trustee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Trustee be liable nor accountable to the Company for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     6.3 APPLICATION OF PROCEEDS. All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Trustee and any Holder pursuant to SECTION 6.4) in whole or in part by the Trustee against, all or any part of the Indenture Obligations in the order specified in Section 10.4 of the Company Security Agreement of even date herewith made by the Company in favor of the Trustee.

     6.4 INDEMNITY AND EXPENSES. The Company hereby indemnifies and holds harmless the Trustee and each Holder from and against any and all claims, losses, and liabilities arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, or liabilities resulting from the Trustee's or such Holder's gross negligence, bad faith, wilful misconduct or fraud. Upon demand, the Company will pay to the Trustee and each Holder the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel (which shall include the allocated costs of in-house counsel fees and expenses) and of any experts and Trustees, which the Trustee or such Holder may incur in connection with:

     (A) the administration of this Agreement and each other Transaction Document to which Company is a party;

     (B) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

     (C) the exercise or enforcement of any of the rights of the Trustee or any Holder hereunder; or

     (D) the failure by the Company to perform or observe any of the provisions hereof.

     SECTION 7.  MISCELLANEOUS

     7.1 PROTECTION OF COLLATERAL. The Trustee may from time to time, at its option, perform any act which the Company agrees hereunder to perform and which the Company shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Default or an Event of Default) and the Trustee may from time to time take any other action which the Trustee reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

     7.2 CERTAIN WAIVERS. The Company waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Indenture Obligations, (ii) any right to require the Trustee (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Indenture Obligations, (c) to pursue any remedy in the Trustee's power or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral and (iii) all claims, damages, and demands against the Trustee arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

     7.3 NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Indenture. All such notices and other communications shall be effective (i) if delivered by hand or pre-paid courier service, when delivered, (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid, (iii) if sent by telex, upon receipt by the sender of an appropriate answerback and (iv) if sent by facsimile transmission, when sent.

     7.4 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Trustee.

     7.5 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and the Trustee, and their respective successors and assigns; PROVIDED, that the Company may not assign any of its rights hereunder or interests herein without the written consent of the Trustee and the Holders having at least 25% in principal amount of the Outstanding Securities. The Company acknowledges that upon any assignment or other transfer by the Trustee or any Holder of any of the Indenture Obligations, the Trustee or such Holder may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Trustee or such Holder, or the transferred part thereof, subject, however, to the restrictions contained herein. No Persons other than the Company, the Holders, the Trustee and the respective assignees of the Holders and the Trustee are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

     7.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT THE TRUSTEE AND THE HOLDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     7.7 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.
THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS, EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     7.8 WAIVER OF JURY TRIAL. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS
SECTION 11.8 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     7.9 AMENDMENT. This Agreement shall not be amended except by the written agreement of the parties as provided in the Indenture.

     7.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If; however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction. This Agreement is to be read, construed and applied together with the Indenture and the other Transaction Documents which, taken together, set forth the complete understanding and agreement of the Trustee, the Holders and the Company with respect to the matters referred to herein and therein.

     7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     7.12 NO INCONSISTENT REQUIREMENTS. The Company acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms; PROVIDED, in the event any terms or conditions contained herein conflict with any term or condition set forth in the Indenture, such term or condition set forth in the Indenture shall control.

     7.13 ENTIRE AGREEMENT. This Agreement (i) integrates all the terms and conditions mentioned herein or incidental hereto, (ii) supersedes all oral negotiations and prior writings with respect to the subject matter hereof and
(iii) is intended by the parties as the final expression of the Agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by the parties.

     7.14 FURTHER ASSURANCES. The Company agrees upon the written request of the Trustee or any Holder, to execute and deliver to the Trustee or such Holder, from time to time, any additional instruments or documents reasonably considered necessary by the Trustee or such Holder to cause this Agreement to be, become or remain, valid and effective in accordance with its terms.


                               *   *   *   *   *

     Executed and delivered as of the date first above written.


                                       MERCURY FINANCE COMPANY

                                       By:
                                          -------------------------
                                       Name:
                                            -----------------------
                                       Title:
                                             ----------------------


                                       [TRUSTEE]


                                       By:
                                          -------------------------
                                       Name:
                                            -----------------------
                                       Title:
                                             ----------------------

                                   SCHEDULE I



                                 PLEDGED SHARES


                                                                       Common Stock
                                                                  -------------------------         % of
                                                    Share         Authorized    Outstanding       Outstanding
       Pledged Share Issuer                      Certificate #       Shares         Shares       Shares Pledged
       --------------------                      -------------    ----------     -----------     --------------
Mercury Finance Corporation of Alabama                2              1,000           250             100

Mercury Finance Company of Arizona                    2                250           250             100

Merc Finance Company of California                    2                250           250             100

Mercury Finance Company of Colorado                   1              1,000           250             100

Mercury Finance Company of Delaware                   1              1,000           250             100

Mercury Finance Company of Florida                    2              1,000           250             100

Mercury Finance Company of Georgia                    2              1,000           250             100

Mercury Finance Company of Idaho                      1              1,000           250             100

Mercury Finance Company of Illinois                   2              1,000           250             100

Mercury Finance Company of Indiana                    2              1,000           250             100

Mercury Finance Company of Iowa                       1              1,000           250             100

Mercury Finance Company of Kansas                     2              1,000           250             100

Mercury Finance Company of Kentucky                   2              1,000           250             100

Mercury Finance Company of Louisiana                  2              1,000           250             100

Mercury Finance Company of Michigan                   1              1,000           250             100

Mercury Finance Company of Mississippi                1              1,000           250             100

Mercury Finance Company of Missouri                   2                250           250             100

Mercury Finance Company of Nevada                     2                250           250             100




Mercury Finance Company of New Mexico                 1              1,000           250             100

Mercury Finance Company of New York                   1              1,000           250             100

Mercury Finance Company of North Carolina             2              1,000           250             100

Mercury Finance Company of Ohio                       1              1,000           250             100

MFC Finance Company of Oklahoma                       2              1,000           250             100

Mercury Finance Company of Oregon                     1              1,000           250             100

Mercury Finance Company of Pennsylvania               1              1,000           250             100

Mercury Finance Company of South Carolina             1              1,000           250             100

Mercury Finance of Tennessee                          1                250           250             100

MFC Finance Company of Texas                          2              1,000           250             100

Mercury Finance Company of Utah                       1              1,000           250             100

Mercury Finance Company of Virginia                   2              1,000           250             100

Mercury Finance Company of Washington                 1              1,000           250             100

Mercury Finance Company of Wisconsin                  1              1,000           250             100

Filco Marketing Company                               1              1,000           250             100

MFC Financial Services, Inc.                          2                250           250             100

Gulfco Finance Company                                1            300,000         1,000             100

Gulfco Investment, Inc.                               1          1,000,000         1,000             100

Midland Finance Co.                                   1             10,000       1,503.5             100

                           SUBSIDIARIES SECURITY AGREEMENT


     This Subsidiaries Security Agreement dated as of [DATE], 1998 (this "AGREEMENT"), is made by each of the corporations listed on ANNEX I (collectively, the "GUARANTORS"), in favor of [NAME OF TRUSTEE], as trustee for the Holders under the Indenture described below (in such capacity, the "TRUSTEE").

                               PRELIMINARY STATEMENTS:

     1. Mercury Finance Company, a Delaware corporation (the "COMPANY"), is a party to the Indenture of even date with this Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), with the Trustee, under which the Company will issue its senior secured notes to the holders thereof and their successors and assigns.

     2. The Guarantors have entered into the Subsidiaries Guaranty Agreement of even date with this Agreement (the "GUARANTY"), made in favor of the Trustee under which the Guarantors jointly and severally guaranteed the obligations and liabilities of the Company under the Indenture.

     3. It is a condition precedent to the issuance of the senior secured notes that the Guarantors enter into this Agreement.

     4. Each Guarantor is a direct or indirect subsidiary of the Company and will derive substantial and direct benefits (which benefits are acknowledged by each Guarantor) from the issuance of the senior secured notes and other benefits to be provided to the Company under the Indenture.

                                      AGREEMENT:

     In consideration of the mutual agreements, provisions, covenants and for other valuable consideration, the sufficiency of which is acknowledged, each Guarantor agrees as follows:

     SECTION 1.  DEFINITIONS; INTERPRETATION

     1.1 TERMS DEFINED IN THE INDENTURE. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement and not otherwise defined have the meanings given to such terms from time to time in the Indenture.

     1.2 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

          "ACCOUNTS" means any and all "accounts," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by a Guarantor, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to a Guarantor arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

          "AGREEMENT" has the meaning set forth in the PREAMBLE.

          "BOOKS" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for a Guarantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including (i) ledgers, (ii) records indicating, summarizing, or evidencing such Guarantor's assets (including Inventory and Rights to Payment), business operations or financial condition, (iii) computer programs and software, (iv) computer discs, tapes, files, manuals, spreadsheets, (v) computer printouts and output of whatever kind, (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind and (vii) any and all other rights now or hereafter arising out of any contract or agreement between a Guarantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Guarantor's books or records or with credit reporting, including with regard to such Guarantor's Accounts.

          "CHATTEL PAPER" means any "chattel paper," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by a Guarantor.

          "COLLATERAL" has the meaning specified in SECTION 2.1.

          "COMPANY" has the meaning set forth in the first preliminary statement.

          "DEPOSIT ACCOUNT" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of a Guarantor with a bank, savings and loan association, credit union or like organization and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

          "DOCUMENTS" means any and all "documents," as such term is defined in the UCC, including without limitation all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of a Guarantor, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are tangible portions of an identified mass, including such documents of title made available to a Guarantor for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

          "EQUIPMENT" means all "equipment," as such term is defined in the UCC, whether now existing or hereafter acquired by a Guarantor in all of its forms, wherever located, and in any event includes any and all machinery, furniture, equipment, furnishings and fixtures in which a Guarantor now or hereafter acquires any right, and all other goods and tangible personal property (other than Inventory), including tools, parts and supplies, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories, and accessions to and for the foregoing, now owned or hereafter acquired, and including any of the foregoing which are or are to become fixtures on real property.

          "FINANCING STATEMENTS" has the meaning specified in SECTION 3.

          "FIXTURES" shall mean any "fixtures" as such term is defined in the UCC, whether now owned or hereafter acquired by a Guarantor.

          "GENERAL INTANGIBLES" means any "general intangibles," as such term is defined in the UCC, whether now existing or hereafter arising or acquired by a Guarantor, and in any event includes (i) all tax and other refunds, rebates or credits of every kind and nature to which Guarantor is now or hereafter may become entitled, (ii) all goodwill, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising, (iii) all Intellectual Property Collateral, (iv) all uncertificated securities and interests in limited and general partnerships and limited liability companies, (v) all rights of stoppage in transit, replevin and reclamation, (vi) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to a Guarantor by any Governmental Authority and (vii) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "GUARANTOR" has the meaning set forth in the PREAMBLE.

          "GUARANTY" has the meaning set forth in the second preliminary statement.

          "INDENTURE" has the meaning set forth in the first preliminary statement.

          "INSOLVENCY DEFAULT" means a Default under Section 9.01(a)(vii) or
     Section 9.01(a)(viii) of the Indenture.

          "INSTRUMENTS" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired by a Guarantor.

          "INTELLECTUAL PROPERTY COLLATERAL" means the following properties and assets owned or held by a Guarantor or in which a Guarantor otherwise has any interest, now existing or hereafter acquired or arising:

     (A) all patents and patent applications, domestic or foreign, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including without limitation such patents, patent applications and patent licenses as described in SCHEDULE E), present or future infringement thereof, all rights arising therefrom and pertaining thereto and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof;

     (B) all copyrights and applications for copyright, domestic or foreign, together with the underlying works of authorship (including titles), whether or not the underlying works of authorship have been published and whether said copyrights are statutory or arise under the common law, and all other rights and works of authorship, all rights, claims and demands in any way relating to any such copyrights or works, including royalties and rights to sue for past, present or future infringement, and all rights of renewal and extension of copyright;

     (C) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including without limitation such marks, names, applications and licenses as described in SCHEDULE E), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

     (D) all trade secrets, confidential information, customer lists, license rights, advertising materials, operating manuals, methods, processes, know-how, sales literature, drawings, specifications, blue prints, descriptions, inventions name plates and catalogs; and

     (E) the entire goodwill of or associated with the businesses now or hereafter conducted by a Guarantor connected with an symbolized by any of the aforementioned properties and assets.

          "INVENTORY" means any "inventory," as such term is defined in the UCC, wherever located, whether now owned or hereafter acquired by a Guarantor, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in a Guarantor's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies, packing and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by a Guarantor by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

          "INVESTMENT PROPERTY" shall have the meaning ascribed thereto in
     Section 9-115 of the UCC in those jurisdictions in which such definition has been adopted and shall include without limitation (i) all securities, whether certificated or uncertificated, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares, (ii) all securities entitlements of a Guarantor including without limitation, the rights of a Guarantor to any securities account of a Guarantor and financial assets held by a securities intermediary in such securities account and any fee, credit balance or other money owing by any securities intermediary with respect to that account, (iii) all securities accounts held by a Guarantor, (iv) all commodity contracts held by the Company and (v) all commodity accounts held by a Guarantor.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, collateral deposit arrangement, security interest, encumbrance for the payment of money, lien (statutory or other), preference, right of setoff, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement (other than a financing statement filed by a "true" lessor under Section 9-408 of the UCC) naming the owner of the asset to which such Lien relates as debtor, under the UCC or other comparable law of any jurisdiction.

          "MAJORITY HOLDERS" means Holders having at least 25% in principal amount of the Outstanding Securities.

          "PERMITTED LIENS" means, without duplication (i) Liens on new receivables securing any Warehouse Facility, (ii) Liens incurred and pledges and deposits made in the ordinary course of business in connection with liability insurance, workers' compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended, (iii) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's, and vendor's Liens, incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings, (iv) Liens securing the payment of taxes, assessments, and governmental charges or levies, either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves shall have been established on the books of the relevant Person in conformity with GAAP, (v) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions, or restrictions on the use of any parcel of property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the business of the Guarantors or the value of such property for the purpose of such business, (vi) Liens on property existing at the time such property is acquired, (vii) purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property,
     (viii) Liens on the assets of any Subsidiary of a Guarantor at the time such Subsidiary is acquired, (ix) Liens with respect to obligations in outstanding amounts not to exceed $5,000,000 for the Company and the Guarantors on a consolidated basis at any particular time and that (a) are not incurred in connection with the borrowing of money or obtaining advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate interfere in any material respect with the ordinary conduct of the business of the Company and the Guarantors, (x) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the business of the Guarantors, (xi) Liens resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which (a) such Guarantor shall in good faith be prosecuting an appeal or proceeding for a review, (b) a stay of execution pending such appeal or proceeding for review shall be in effect and (c) such Guarantor shall have established on its books adequate reserves in accordance with GAAP, (xii) rights of banks to set off deposits against Indebtedness owed to such banks and (xiii) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses; PROVIDED, that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced or substitute property or assets, the value of which is not materially greater than the value of the property or assets for which the substitute property or assets are substituted.

          "PROCEEDS" means proceeds," as such term is defined in the UCC, and in any event, includes whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of a Guarantor, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of a Guarantor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to a Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

          "RIGHTS TO PAYMENT" means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments and Proceeds.

          "SECURED OBLIGATIONS" means the obligations of each Guarantor under the Guaranty.

          "TRANSACTION DOCUMENTS" means the Indenture, the Collateral Security Documents and any and all other agreements, instruments and documents executed or delivered in connection therewith.

          "TRUSTEE" has the meaning set forth in the PREAMBLE.

          "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; PROVIDED, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     1.3 TERMS DEFINED IN UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

     SECTION 2.  SECURITY INTEREST

     2.1 GRANT OF SECURITY INTEREST. As security for the payment and performance of the Secured Obligations, and to induce the Trustee to enter into the Indenture and the Holders to accept and exchange the Securities and to issue the Securities as provided therein, each Guarantor grants, pledges, assigns, transfers, hypothecates and sets over to the Trustee for the benefit of itself and the Holders, a security interest in all of such Guarantor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the
"COLLATERAL"):   (i) all Accounts; (ii) all Chattel Paper; (iii) all Deposit
Accounts; (iv) all Documents; (v) all General Intangibles; (vi) all Instruments;
(vii) all Books; (viii) all Fixtures; (ix) all Investment Property; (x) all Equipment, (xi) all Inventory, (xii) all money, cash or cash equivalents; and
(xiii) all products and Proceeds of any and all of the foregoing; PROVIDED, that the Collateral will not include (a) General Intangibles which by their terms are unassignable to the extent that consent to such an assignment is not obtained and (b) intent to use trademark applications to the extent the pledge and assignment hereunder renders such trademark applications void or voidable.

     2.2 GUARANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (i) each Guarantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Trustee of any of the rights hereunder shall not release any Guarantor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral and (iii) neither the Trustee nor any Holder shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Trustee or any Holder be obligated to perform any of the obligations or duties of a Guarantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

     2.3 CONTINUING SECURITY INTEREST. Each Guarantor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with SECTION 11.15.

     SECTION 3.  FINANCING STATEMENTS ETC.

     The Guarantors shall execute and deliver to the Trustee concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, blocked account agreements, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Trustee (the "FINANCING STATEMENTS"), and take all other action, as the Trustee may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Trustee's security interest in the Collateral and to accomplish the purposes of this Agreement.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES

     In addition to and not in limitation of the representations and warranties of the Guarantors set forth in the Guaranty, each Guarantor represents and warrants to the Trustee that:

     4.1 LOCATION OF CHIEF EXECUTIVE OFFICE AND COLLATERAL. Each Guarantor's chief executive office, corporate office and principal place of business is located at the address set forth in SCHEDULE A, and all other locations where such Guarantor conducts business or Collateral is kept are set forth in SCHEDULE A.

     4.2 LOCATIONS OF BOOKS. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for each Guarantor, are set forth in SCHEDULE B.

     4.3 TRADE NAMES AND TRADE STYLES. All trade names and trade styles under which each Guarantor presently conducts its business operations are set forth in SCHEDULE C, and, except as set forth in SCHEDULE C, no Guarantor has, at any time during the preceding five years (i) been known as or used any other corporate, trade or fictitious name, (ii) changed its name, (iii) been the surviving or resulting corporation in a merger or consolidation or (iv) acquired through asset purchase or otherwise any business of any Person.

     4.4 OWNERSHIP OF COLLATERAL. Each Guarantor is, and, except as permitted by SECTION 5.9, will continue to be, the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time such Guarantor acquires rights in such Collateral, will be the legal and beneficial owner thereof), and has good, indefeasible and merchantable title to the Collateral free and clear of any and all Liens other than Permitted Liens.

     4.5 ENFORCEABILITY; PRIORITY OF SECURITY INTEREST. (i) This Agreement creates a valid and continuing security interest which is enforceable against the Collateral in which each Guarantor now has rights and will create a security interest which is enforceable against the Collateral in which such Guarantor hereafter acquires rights at the time such Guarantor acquires any such rights and (ii) subject to Permitted Liens and assuming the filing of the Financing Statements, the possession of Instruments and the control over Investment Property, the Trustee has a perfected and first priority security interest in the Collateral in which each Guarantor now has rights, and will have a perfected and first priority security interest in the Collateral in which such Guarantor hereafter acquires rights at the time such Guarantor acquires any such rights, in each case for the Trustee's own benefit or for the benefit of the Holders, and in each case securing the payment and performance of the Secured Obligations. All action necessary or desirable to protect and perfect such security interest in the existing Collateral under the UCC has been duly taken.

     4.6 OTHER FINANCING STATEMENTS. Other than (i) financing statements or similar filings naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law ("UCC FINANCING STATEMENTS") disclosed to the Trustee and filed in connection with the Permitted Liens and
(ii) UCC Financing Statements in favor of the Trustee in its capacity as Trustee for the benefit of itself and the Holders under the Indenture and any other Transaction Documents, no effective UCC Financing Statement naming a Guarantor as debtor, assignor, Guarantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

     4.7  RIGHTS TO PAYMENT.   The Rights to Payment represent valid, binding
and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens other than Permitted Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent permitted under the Indenture and for ordinary course setoffs and asserted claims or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with SECTION 5.15, or as otherwise disclosed to the Trustee in writing;

     (A) no Guarantor has assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the Indenture or other Transaction Documents; and

     (B) no Guarantor has knowledge of any fact or circumstance which would impair the validity or collectible of any of the Rights to Payment.

     4.8 INVENTORY. With respect to any Inventory in which the Trustee is granted a security interest pursuant to the terms of this Agreement, (i) such Inventory is located at the locations set forth on SCHEDULE A, (ii) no Inventory is now, or shall at any time or times hereafter be stored with a bailee, warehouseman or similar party (except as disclosed on SCHEDULE D) without the Trustee's prior written consent, and if the Trustee gives such written consent, the Guarantors will concurrently therewith at the Trustee's reasonable request use its best efforts to cause any such bailee, warehouseman or similar party to issue and deliver to the Trustee in form and substance acceptable to the Trustee, warehouse receipts therefor in the Trustee's name, (iii) such Inventory is of good and merchantable quality, free from any material defects, (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party as a precondition of such sale or other disposition and (v) the completion of manufacture, sale or other disposition of such Inventory by the Trustee following a Default or an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which a Guarantor is a party or to which such Inventory is subject.

     4.9  INTELLECTUAL PROPERTY.    Except as set forth in SCHEDULE E, the
Guarantors do not own, possess or use under any licensing arrangement any patents, copyrights, trademarks, service marks or trade names, nor is there currently pending before any Governmental Authority any application for registration of any patent, copyright, trademark, service mark or trade name;

     (A) all patents, copyrights, trademarks, service marks and trade names are subsisting and none have been adjudged invalid or unenforceable in whole or in part;

     (B) all maintenance fees required to be paid on account of any patents have been timely paid for maintaining such patents in force, and, to the Guarantor's knowledge, each of the patents is valid and enforceable;

     (C) to the Guarantor's knowledge after due inquiry, no material infringement or unauthorized use presently is being made of any Intellectual Property Collateral by any Person;

     (D) each Guarantor is the sole and exclusive owner of the Intellectual Property Collateral identified on SCHEDULE E (other than Intellectual Property Collateral licensed by such Guarantor) and the past, present and contemplated future use of such Intellectual Property Collateral by the Guarantors has not, does not and will not infringe or violate any right, privilege or license agreement of or with any other Person; and

     (E) each Guarantor either owns, has material rights under, is a party to, or an assignee of a party to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade names and all other Intellectual Property Collateral necessary to continue to conduct its business as heretofore conducted.

     4.10 EQUIPMENT. None of the Equipment or other Collateral is affixed to real property, except Collateral with respect to which the Guarantors have supplied the Trustee with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the Trustee's security interest in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed.

     4.11 DEPOSIT ACCOUNTS. The names and addresses of all financial institutions at which the Guarantors maintain their respective Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in SCHEDULE F.

     4.12 CHATTEL PAPER AND INSTRUMENTS. All action necessary to protect and perfect the security interest of the Trustee in all Instruments (including the delivery of all originals thereof to the Trustee) has been duly taken. With respect to Chattel Paper in which the Trustee is granted a security interests under the terms of this Agreement:

     (A) all action necessary to protect and perfect the security interest in the specific goods underlying Chattel Paper has been duly taken;

     (B) all original documentation evidencing Chattel Paper is in the possession of the Guarantors; and

     (C) all original documentation evidencing Chattel Paper has been marked with a legend as described in SECTION 5.14.

     SECTION 5.     COVENANTS

     In addition to and not in limitation of the covenants of the Guarantors set forth in the Guaranty, so long as any of the Secured Obligations remain unsatisfied, each Guarantor agrees that:

     5.1  DEFENSE OF COLLATERAL.   Each Guarantor will defend the Collateral
against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Trustee other than holders of Permitted Liens.

     5.2  PRESERVATION OF COLLATERAL.   Each Guarantor shall maintain, preserve
and protect the Collateral which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by the Indenture.

     5.3  COMPLIANCE WITH LAWS, ETC.   Each Guarantor will comply with all
requirements of law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act) relating in a material way to the possession, operation, maintenance and control of the Collateral, except such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance could not reasonably be expected to materially adversely affect the value of the Collateral or the worth of the collateral as collateral security or have a Material Adverse Effect.

     5.4  LOCATION OF BOOKS AND CHIEF EXECUTIVE OFFICE.  Each Guarantor will
(i) keep all Books pertaining to the Rights to Payment at the locations set forth in SCHEDULE B and (ii) give at least thirty days' prior written notice to the Trustee of (a) any changes in any such location where Books pertaining to the Rights to Payment are kept, including any change of name or address of any service bureau, computer or data processing company or other Person preparing or maintaining any Books or collecting Rights to Payment for such Guarantor or (b) any changes in the location of such Guarantor's chief executive office or principal place of business.

     5.5 LOCATION OF COLLATERAL AND DEPOSIT ACCOUNTS. Each Guarantor will (i) keep the Collateral at the locations set forth in SCHEDULE A or SCHEDULE D and not remove the Collateral from such locations (other than Collateral in transit between locations listed in SCHEDULE A or SCHEDULE D in the ordinary course of business and disposals of Collateral permitted by CLAUSE (I) below) except upon at least thirty days' prior written notice of any removal to the Trustee,
(ii) give the Trustee at least thirty days' prior written notice of any change in the locations set forth in SCHEDULE A or SCHEDULE D and (iii) give the Trustee at least thirty days' prior written notice of the creation and maintenance of any Deposit Account not set forth on SCHEDULE F.

     5.6 CHANGE IN NAME, IDENTITY OR STRUCTURE. Each Guarantor will give the Trustee at least thirty days' prior written notice of (i) any change in name,
(ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in SCHEDULE C and (iii) any changes in its identity or structure in any manner which might make any Financing Statement filed hereunder incorrect or misleading in such a manner as would require the refiling of Financing Statements under the UCC.

     5.7 MAINTENANCE OF RECORDS. Each Guarantor will keep accurate and complete Books with respect to the Collateral, and at the Trustee's request such Guarantor shall legend the Books pertaining to such Collateral with an appropriate disclosure of the Trustee's security interest hereunder.

     5.8 DISPOSITION OF COLLATERAL. No Guarantor will surrender or lose possession of other than to the Trustee), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Indenture.

     5.9 LIENS. Other than liens in favor of the Trustee in its capacity as Trustee under the Indenture and Permitted Liens, each Guarantor will keep the Collateral free of all Liens.

     5.10 EXPENSES. Each Guarantor will maintain, keep and preserve the Collateral at its own cost and expense in accordance with its customary business practices.

     5.11 LEASED PREMISES. At the Trustee's request, each Guarantor will use its best efforts to obtain from each Person from whom such Guarantor leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Trustee may reasonably require, in form and substance reasonably satisfactory to the Trustee.

     5.12 RIGHTS TO PAYMENT.  Each Guarantor will:

     (A) with such frequency as the Trustee may reasonably require upon the occurrence and during the continuance of an Insolvency Default or an Event of Default, furnish to the Trustee (i) master customer listings, including all names and addresses, together with copies or originals (as requested by the Trustee) of documents, customer statements, repayment histories and present status reports relating to the Accounts, (ii) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been canceled and (iii) such other matters and information relating to the Accounts as the Trustee shall from time to time reasonably request;

     (B) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

     (C) upon the request of the Trustee (i) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder and (ii) if an Insolvency Default or an Event of Default has occurred and is continuing; notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Trustee or to such other Person or location as the Trustee shall specify; and

     (D) establish such lockbox, blocked account or similar arrangements for the payment of the Accounts and other Rights to Payment as the Trustee shall require.

     5.13 DOCUMENTS ETC. Each Guarantor will (i) immediately deliver to the Trustee, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents and Instruments and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments and (ii) at the reasonable request of the Trustee, mark all Documents and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of [NAME OF TRUSTEE], as trustee, for the benefit of itself and certain holders." With respect to Chattel Paper in which the Trustee is granted a security interests under the terms of this Agreement, each Guarantor will

     (A) take all action necessary to protect and perfect the security interest in the specific goods underlying Chattel Paper;

     (B) take possession of all original documentation evidencing Chattel Paper; and

     (C) not sell or transfer any Chattel Paper, whether in the ordinary course of business or otherwise.

     5.14 INVENTORY.  Each Guarantor will:

     (A) at such times as the Trustee shall reasonably request but in any event not more than once each fiscal year, prepare and deliver to the Trustee a report of all Inventory, in form and substance satisfactory to the Trustee; and

     (B) upon the request of the Trustee after an Insolvency Default or an Event of Default has occurred and is continuing, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Trustee.

     5.15 EQUIPMENT.  Each Guarantor will:

     (A) upon the Trustee's reasonable request but in any event not more than once each fiscal year, prepare and deliver to the Trustee a report of each item of Equipment, in form and substance satisfactory to the Trustee; and

     (B) upon the request of the Trustee after an Insolvency Default or an Event of Default has occurred and is continuing, take a physical listing of the Equipment and promptly deliver a copy of such physical listing to the Trustee.

     5.16 INTELLECTUAL PROPERTY COLLATERAL.  Each Guarantor will:

     (A) not enter into any agreements or transactions (including any license or royalty agreement) pertaining to any Intellectual Property Collateral except in the ordinary course of business;

     (B) if reasonably within such Guarantor's abilities, not allow or suffer any Intellectual Property Collateral to become abandoned, nor any registration thereof to be terminated, forfeited, expired or dedicated to the public unless such Intellectual Property Collateral is no longer useful or necessary to the operation of its business;

     (C) diligently prosecute all applications for patents, copyrights and trademarks useful and necessary to the operation of its business, and file and prosecute any and all continuations, continuations-in-part, applications for reissue, applications for certificate of correction and like matters as shall be reasonable and appropriate in accordance with prudent business practice, and promptly and timely pay any and all maintenance, license, registration and other fees, taxes and expenses incurred in connection with any Intellectual Property Collateral; and

     (D) provide the Trustee on a quarterly basis with a list of all new applications and registrations for United States and foreign patents, copyrights, trademarks, service marks or trade names, which such new applications and registrations shall be subject to the terms and conditions of the Indenture and this Agreement.

     5.17 NOTICES, REPORTS AND INFORMATION. Each Guarantor will (i) furnish to the Trustee such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail and
(ii) upon the reasonable request of the Trustee make such demands and requests for information and reports as such Guarantor is entitled to make in respect of the Collateral.

     5.18 FURTHER ASSURANCES; PLEDGE OF INSTRUMENTS. At any time and from time to time upon the written consent of the Trustee and at the sole expense of the Guarantors, each Guarantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as the Trustee may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including without limitation (i) using its best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Trustee for the benefit of itself and the Holders, of any license or contract held by such Guarantor or to which such Guarantor has any rights not heretofore assigned, or any other General Intangible which by its terms is unassignable, (ii) filing any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereunder or under any other Transaction Document,
(iii) transferring Collateral to the Trustee's possession for the benefit of itself and the Holders (if such Collateral consists of Chattel Paper or if a security interest in such Collateral can be perfected only by possession) and
(iv) using its best efforts to obtain waivers of Liens, if any exist, from landlords and mortgagees in accordance with the Indenture. Each Guarantor also hereby authorizes the Trustee, for the benefit of itself and the Holders to file any such financing or continuation statements without the signature of such Guarantor to the extent permitted by applicable law. If any amount payable under or in connection with any of the collateral is or shall become evidenced by any Instrument, such Instruments, other than checks and Securities received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to the Trustee immediately upon such Guarantor's receipt thereof.

     5.19 RIGHT OF INSPECTION. The Trustee, or any agent or employee designated by the Trustee in writing, has the right, from time to time after the date of this Agreement, to call at the Guarantor's place or places of business (or any other place where the Collateral or any information relating to the Collateral is kept or located) during reasonable business hours and, without unreasonable hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from the Guarantor's books, records, journals, orders, receipts and any correspondence and other data relating to the Guarantor's business or to any transactions between the parties thereto and (ii) to make such verification concerning the Collateral as the Trustee may consider reasonable under the circumstances.

     SECTION 6.     COLLECTION OF RIGHTS TO PAYMENT

     Until the Trustee exercises its rights hereunder to collect Rights to Payment, each Guarantor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Trustee, upon and after the occurrence of any Default or Event of Default, all remittances received by the Guarantors shall be held in trust for the Trustee and, in accordance with the Trustee's instructions, remitted to the Trustee or deposited to an account with the Trustee in the form received (with any necessary endorsements or instruments of assignment or transfer).

     SECTION 7.     AUTHORIZATION; TRUSTEE APPOINTED ATTORNEY-IN-FACT

     Each Guarantor hereby irrevocably constitutes and appoints the Trustee, for the benefit of itself, the Holders and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, from time to time in the Trustee's sole discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to the Trustee, for the benefit of itself and the Holders, the power and right, on behalf of such Guarantor, without notice to or assent by such Guarantor, and at any time, to do the following:

     (A) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Trustee's security interest in the Collateral;

     (B) take possession of and endorse any securities, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

     (C) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

     (D) notify the United States Postal Service authorities to change the address for delivery of mail addressed to such Guarantor to such address as the Trustee may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

     (E)  receive, open and dispose of all mail addressed to such Guarantor;

     (F) send requests for verification of Rights to Payment to the customers or other obligors of such Guarantor;

     (G) contact, or direct such Guarantor to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Trustee;

     (H) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

     (I) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Trustee;

     (J) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Trustee;

     (K) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Trustee may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Trustee with respect to the Collateral;

     (L) execute any and all applications, documents, papers and instruments necessary for the Trustee to use the Intellectual Property Collateral and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property Collateral;

     (M) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral;

     (N) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Guarantor, which the Trustee may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral; and

     (O) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Guarantor, which the Trustee may reasonably deem necessary or advisable to maintain, protect and preserve the Trustee's security interest in the Collateral.

The Trustee agrees that, except upon and during the occurrence of an Insolvency Default or an Event of Default, it shall not exercise the power of attorney, or any rights granted to the Trustee, pursuant to CLAUSES (B) through (N) above. The foregoing power of attorney is coupled with an interest and irrevocable so long as the Secured Obligations have not been paid and performed in full. Each Guarantor hereby ratifies, to the extent permitted by law, all that the Trustee shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this SECTION 7.

     SECTION 8.     TRUSTEE  PERFORMANCE OF GUARANTOR OBLIGATIONS

     After a Default or an Event of Default has occurred and is continuing, Trustee may perform or pay any obligation which a Guarantor has agreed to perform or pay under or in connection with this Agreement, and the Guarantors shall reimburse the Trustee on demand for any amounts paid by the Trustee pursuant to this SECTION 8.

     SECTION 9.     TRUSTEE'S DUTIES

     Notwithstanding any provision contained in this Agreement, but subject to the following sentence, the Trustee shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Guarantor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Trustee's possession and the accounting for moneys actually received by the Trustee hereunder, the Trustee shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

     SECTION 10.  REMEDIES

     10.1 REMEDIES. After an Event of Default has occurred and is continuing, the Trustee shall have, in addition to all other rights and remedies granted to it in this Agreement, the Indenture or any other Transaction Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, each Guarantor agrees that the Trustee may:

     (A) peaceably and without notice enter any premises of the Guarantors, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, or, in the case of Equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Trustee may determine;

     (B) require the Guarantors to assemble all or any part of the Collateral and make it available to the Trustee at any place and time designated by the Trustee;

     (C) use or transfer any of the Guarantor's rights and interests in any Intellectual Property Collateral, by license, by sublicense (to the extent permitted by an applicable license) or otherwise, on such conditions and in such manner as the Trustee may determine;

     (D) secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable law;

     (E) withdraw (or cause to be withdrawn) any and all funds from Deposit Accounts; and

     (F) sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Guarantors' assets, without charge or liability to the Trustee therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Trustee deems advisable; PROVIDED, that the Guarantors shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Trustee. The Trustee shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption each Guarantor hereby releases, to the extent permitted by law. Each Guarantor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of such Guarantor set forth in the Indenture, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition or the date on or after which such sale or other disposition may occur; PROVIDED, that the Trustee may provide the Guarantors shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

     10.2 LICENSE. For the purpose of enabling the Trustee to exercise its rights and remedies under this SECTION 10, the Company hereby grants, to the extent it has the power and authority to do so, to the Trustee an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Guarantors) to use, license or sublicense any Intellectual Property Collateral.

     10.3 PROCEEDS ACCOUNT. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated at such time as there may exist an Insolvency Default or an Event of Default, the Trustee may, at its election,
(i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest bearing restricted deposit account (the "PROCEEDS ACCOUNT") created and maintained by the Trustee for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Trustee may elect to apply such proceeds to the Secured Obligations, and each Guarantor agrees that such retention of such proceeds by the Trustee shall not be deemed strict foreclosure with respect thereto, (ii) in any manner elected by the Trustee, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount or (iii) otherwise proceed in any manner permitted by applicable law. Each Guarantor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, such Guarantor shall not have any right of withdrawal with respect to such funds. Accordingly, such Guarantor irrevocably waives until the termination of the security interests granted under this Agreement in accordance with SECTION 11.15 the right to make any withdrawal from the Proceeds Account and the right to instruct the Trustee to honor drafts against the Proceeds Account.

     10.4 APPLICATION OF PROCEEDS. Subject to SECTION 10.3, the cash proceeds actually received from the sale or other disposition or collection of Collateral upon the exercise of any remedy by the Trustee under this
SECTION 10, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be distributed to the Holders pro rata and applied as follows:

     FIRST: to the payment of the costs and expenses of such sale, including reasonable compensation to the Trustee and its agents and attorneys, and of any judicial or private proceedings in which such sale may be made, and of all other expenses, liabilities and advances made or incurred by the Trustee, together with interest on such costs, expenses and liabilities and on all advances made by the Trustee from the date any such cost, expense or liability is past due or unpaid or any such advance is made, in each case until paid in full;

     SECOND: to the payment of any other fees, costs or other expenses constituting obligations under the Transaction Documents other than amounts payable under CLAUSE "First" above, together with interest on each such amount at the interest rate(s) applicable to the Secured Obligations pursuant to and in accordance with the Indenture from and after the date such amount is due, owing or unpaid until paid in full;

     THIRD: to the payment of any interest then due, owing or unpaid in respect of any Security or any other Secured Obligation from the date such amount is due, owing or unpaid until paid in full to be applied in accordance with the Indenture;

     FOURTH: to the payment of the whole amount of principal then due, owing or unpaid in respect of any Security or any other Secured Obligation secured by this Agreement, to be applied in accordance with the Indenture; and

     FIFTH: the surplus, if any, to be paid to the Guarantors or to whomever lawfully may be entitled to receive such surplus.

The Guarantors shall remain liable to the Trustee for any deficiency which exists after any sale or other disposition or collection of Collateral.

     SECTION 11.  MISCELLANEOUS

     11.1 CERTAIN WAIVERS. Each Guarantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling of the Collateral or other collateral or security for the Secured Obligations, (ii) any right to require the Trustee (a) to proceed against any Person, (b) to exhaust any other collateral or security for any of the Secured Obligations, (c) to pursue any remedy in the Trustee's power or (d) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral and (iii) all claims, damages, and demands against the Trustee arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

     11.2 NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Indenture. All such notices and other communications shall be effective (i) if delivered by hand or pre-paid courier service, when delivered, (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class, postage prepaid, (iii) if sent by telex, upon receipt by the sender of an appropriate answerback and (iv) if sent by facsimile transmission, when sent.

     11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Trustee.

     11.4 COSTS AND EXPENSES; INDEMNIFICATION; OTHER CHARGES.

     (A) The Guarantors shall pay, indemnify, and hold the Trustee, each Holder and each of their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements, of any kind or nature whatsoever in accordance with the terms and conditions of the Indenture except to the extent arising from the Trustee's or such Holder's gross negligence, bad faith, wilful misconduct or fraud.

     (B) The Guarantors agree to indemnify the Trustee against and hold it harmless from any and all present and future stamp, transfer, or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement.

     (C)  Any amounts payable to the Trustee and each Holder under this SECTION
          11.4 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in the Indenture for the Securities.

     11.5 BINDING EFFECT. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Guarantors and the Trustee, and their respective successors and assigns; PROVIDED, that the Guarantors may not assign any of its rights hereunder or interests herein without the written consent of the Trustee and the Majority Holders. Each Guarantor acknowledges that upon any assignment or other transfer by the Trustee or any Holder of any of the Secured Obligations, the Trustee or such Holder may transfer its interest herein, or any part thereof, to the assignee or transferee, who shall thereupon become vested with all the rights, remedies, powers, security interests and liens herein granted to the Trustee or such Holder, or the transferred part thereof, subject, however, to the restrictions contained herein. No Persons other than the Guarantors, the Holders, the Trustee and the respective assignees of the Holders and the Trustee are intended to be benefited hereby or shall have any rights hereunder, as third-party beneficiaries or otherwise.

     11.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, THAT THE TRUSTEE AND THE HOLDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     11.7 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.
THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS, EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     11.8 WAIVER OF JURY TRIAL. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTORS AND THE TRUSTEE FOR THE BENEFIT OF ITSELF AND THE HOLDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 11.8 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     11.9 AMENDMENT. This Agreement shall not be amended except by the written agreement of the parties as provided in the Indenture.

     11.10 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If; however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction. This Agreement is to be read, construed and applied together with the Indenture and the other Transaction Documents which, taken together, set forth the complete understanding and agreement of the Trustee, the Holders and the Guarantors with respect to the matters referred to herein and therein.

     11.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     11.12 NO INCONSISTENT REQUIREMENTS. Each Guarantor acknowledges that this Agreement and the other Transaction Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms; PROVIDED, in the event any terms or conditions contained herein conflict with any term or condition set forth in the Indenture, such term or condition set forth in the Indenture shall control.

     11.13 ENTIRE AGREEMENT. This Agreement (i) integrates all the terms and conditions mentioned herein or incidental hereto, (ii) supersedes all oral negotiations and prior writings with respect to the subject matter hereof and (iii) is intended by the parties as the final expression of the Agreement with respect to the terms and conditions set forth in this Agreement and as the complete and exclusive statement of the terms agreed to by the parties.

     11.14 FURTHER ASSURANCES. Each Guarantor agrees upon the written request of the Trustee or any Holder, to execute and deliver to the Trustee or such Holder, from time to time, any additional instruments or documents reasonably considered necessary by the Trustee or such Holder to cause this Agreement to be, become or remain, valid and effective in accordance with its terms.

     11.15 TERMINATION. Upon payment and performance in full of all Secured Obligations, this Agreement and the security interests granted under this Agreement shall terminate and the Trustee shall promptly execute and deliver to the Guarantors such documents and instruments reasonably requested by the Guarantors as shall be necessary to evidence termination of this Agreement and of all security interests given by the Guarantors to the Trustee hereunder; PROVIDED, that the obligations of the each Guarantors under SECTION 11.4 shall survive such termination.

                               *   *   *   *   *

     Executed and delivered as of the date first above written.


                                      [TO COME]


                                      By:
                                         ------------------------------------
                                      Name:
                                      Title:


                                      [TRUSTEE]


                                      By:
                                         ------------------------------------
                                      Name:
                                      Title:

                                      ANNEX I

                                     GUARANTORS

                         Mercury Finance Company of Alabama
                         Mercury Finance Company of Arizona
                       Mercury Finance Company of California
                        Mercury Finance Company of Colorado
                        Mercury Finance Company of Delaware
                         Mercury Finance Company of Florida
                         Mercury Finance Company of Georgia
                          Mercury Finance Company of Idaho
                        Mercury Finance Company of Illinois
                         Mercury Finance Company of Indiana
                          Mercury Finance Company of Iowa
                         Mercury Finance Company of Kansas
                        Mercury Finance Company of Kentucky
                        Mercury Finance Company of Louisiana
                        Mercury Finance Company of Michigan
                       Mercury Finance Company of Mississippi
                        Mercury Finance Company of Missouri
                         Mercury Finance Company of Nevada
                       Mercury Finance Company of New Mexico
                        Mercury Finance Company of New York
                     Mercury Finance Company of North Carolina
                          Mercury Finance Company of Ohio
                          MFC Finance Company of Oklahoma
                         Mercury Finance Company of Oregon
                      Mercury Finance Company of Pennsylvania
                     Mercury Finance Company of South Carolina
                            Mercury Finance of Tennessee
                            MFC Finance Company of Texas
                          Mercury Finance Company of Utah
                        Mercury Finance Company of Virginia
                       Mercury Finance Company of Washington
                        Mercury Finance Company of Wisconsin
                              Filco Marketing Company
                            MFC Financial Services, Inc.
                               Gulfco Finance Company
                             Gulfco Investment Company
                              Midland Finance Company
                               MFN Insurance Company

                                  SCHEDULE A

LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS, INCLUDING OF COLLATERAL


     a.   Chief Executive Office and Principal Place of Business:



     b. Other locations where the Guarantors conduct business or Collateral is kept:

                                  SCHEDULE B

              LOCATIONS OF BOOKS PERTAINING TO RIGHTS TO PAYMENT

                                  SCHEDULE C

 TRADE NAMES AND TRADE STYLES:  OTHER CORPORATE, TRADE OR FICTITIOUS NAMES, ETC.

                                  SCHEDULE D

        INVENTORY STORED WITH WAREHOUSEMEN OR ON LEASED PREMISES, ETC.

                                  SCHEDULE E

                    PATENTS, COPYRIGHTS, TRADEMARKS, ETC.

                                  SCHEDULE F

                               DEPOSIT ACCOUNTS